                                                                    EXHIBIT 4.4


                          APPALACHIAN BANCSHARES, INC.

                                      AND

                           WILMINGTON TRUST COMPANY,

                                   AS TRUSTEE

                          ----------------------------

                                   INDENTURE

                          ----------------------------


                            ___% JUNIOR SUBORDINATED
                         DEFERRABLE INTEREST DEBENTURES

                             DUE ________ __, 2030



                         DATED AS OF _________ __, 2000

                               TABLE OF CONTENTS

                                                                                                            Page
                                                                                                            ----

ARTICLE I.          DEFINITIONS.........................................................................       1
   SECTION 1.1      DEFINITIONS OF TERMS................................................................       1

ARTICLE II.         ISSUE, DESCRIPTION, TERMS, CONDITIONS REGISTRATION AND
                    EXCHANGE OF THE DEBENTURES..........................................................       8
   SECTION 2.1      DESIGNATION AND PRINCIPAL AMOUNT....................................................       8
   SECTION 2.2      MATURITY............................................................................       8
   SECTION 2.3      FORM AND PAYMENT....................................................................       8
   SECTION 2.4      INTEREST............................................................................       8
   SECTION 2.5      EXECUTION AND AUTHENTICATIONS.......................................................       9
   SECTION 2.6      REGISTRATION OF TRANSFER AND EXCHANGE...............................................      10
   SECTION 2.7      TEMPORARY DEBENTURES................................................................      11
   SECTION 2.8      MUTILATED, DESTROYED, LOST OR STOLEN DEBENTURES.....................................      12
   SECTION 2.9      CANCELLATION........................................................................      13
   SECTION 2.10     BENEFIT OF INDENTURE................................................................      13
   SECTION 2.11     AUTHENTICATING AGENT................................................................      13
   SECTION 2.12     RIGHT OF SET-OFF....................................................................      13
   SECTION 2.13     CUSIP NUMBERS.......................................................................      14

ARTICLE III.        REDEMPTION OF DEBENTURES............................................................      14
   SECTION 3.1      REDEMPTION..........................................................................      14
   SECTION 3.2      SPECIAL EVENT REDEMPTION............................................................      14
   SECTION 3.3      OPTIONAL REDEMPTION BY CORPORATION..................................................      14
   SECTION 3.4      NOTICE OF REDEMPTION................................................................      15
   SECTION 3.5      PAYMENT UPON REDEMPTION.............................................................      15
   SECTION 3.6      NO SINKING FUND.....................................................................      16

ARTICLE IV.         EXTENSION OF INTEREST PAYMENT PERIOD................................................      16
   SECTION 4.1      EXTENSION OF INTEREST PAYMENT PERIOD................................................      16
   SECTION 4.2      NOTICE OF EXTENSION.................................................................      16
   SECTION 4.3      LIMITATION ON TRANSACTIONS..........................................................      17

ARTICLE V.          PARTICULAR COVENANTS OF THE CORPORATION.............................................      17
   SECTION 5.1      PAYMENT OF PRINCIPAL AND INTEREST...................................................      17
   SECTION 5.2      MAINTENANCE OF AGENCY...............................................................      17
   SECTION 5.3      PAYING AGENTS.......................................................................      18
   SECTION 5.4      APPOINTMENT TO FILL VACANCY IN OFFICE OF TRUSTEE....................................      19
   SECTION 5.5      COMPLIANCE WITH CONSOLIDATION PROVISIONS............................................      19
   SECTION 5.6      LIMITATION ON TRANSACTIONS..........................................................      19
   SECTION 5.7      COVENANTS AS TO THE TRUST...........................................................      19
   SECTION 5.8      COVENANTS AS TO PURCHASES...........................................................      20
   SECTION 5.9      RESERVE FOR INTEREST PAYMENTS.......................................................      20

ARTICLE VI.         DEBENTUREHOLDERS' LISTS AND REPORTS BY THE CORPORATION AND
                    THE TRUSTEE.........................................................................      20
   SECTION 6.1      CORPORATION TO FURNISH TRUSTEE NAMES AND ADDRESSES OF DEBENTUREHOLDERS..............      20
   SECTION 6.2      PRESERVATION OF INFORMATION COMMUNICATIONS WITH DEBENTUREHOLDERS....................      20
   SECTION 6.3      REPORTS BY THE CORPORATION..........................................................      20
   SECTION 6.4      REPORTS BY THE TRUSTEE..............................................................      21
   SECTION 6.5      STATEMENTS AS TO DEFAULT............................................................      21



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

ARTICLE VII.        REMEDIES OF THE TRUSTEE AND DEBENTUREHOLDERS ON EVENT OF
                    DEFAULT.............................................................................      22
   SECTION 7.1      EVENTS OF DEFAULT...................................................................      22
   SECTION 7.2      COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY
                    TRUSTEE.............................................................................      23
   SECTION 7.3      APPLICATION OF MONIES COLLECTED.....................................................      24
   SECTION 7.4      LIMITATION ON SUITS.................................................................      24
   SECTION 7.5      RIGHTS AND REMEDIES CUMULATIVE; DELAY OR OMISSION NOT
                    WAIVER..............................................................................      25
   SECTION 7.6      CONTROL BY DEBENTUREHOLDERS.........................................................      25
   SECTION 7.7      UNDERTAKING TO PAY COSTS............................................................      26
   SECTION 7.8      DIRECT ACTION BY HOLDERS OF PREFERRED SECURITIES....................................      26

ARTICLE VIII.       FORM OF DEBENTURE AND ORIGINAL ISSUE................................................      26
   SECTION 8.1      FORM OF DEBENTURE...................................................................      26
   SECTION 8.2      ORIGINAL ISSUE OF DEBENTURES........................................................      26

ARTICLE IX.         CONCERNING THE TRUSTEE..............................................................      26
   SECTION 9.1      CERTAIN DUTIES AND RESPONSIBILITIES.................................................      26
   SECTION 9.2      NOTICE OF DEFAULTS..................................................................      27
   SECTION 9.3      CERTAIN RIGHTS OF TRUSTEE...........................................................      27
   SECTION 9.4      TRUSTEE NOT RESPONSIBLE FOR RECITALS, ETC...........................................      28
   SECTION 9.5      MAY HOLD DEBENTURES.................................................................      29
   SECTION 9.6      MONIES HELD IN TRUST................................................................      29
   SECTION 9.7      COMPENSATION AND REIMBURSEMENT......................................................      29
   SECTION 9.8      RELIANCE ON OFFICERS' CERTIFICATE...................................................      29
   SECTION 9.9      DISQUALIFICATION: CONFLICTING INTERESTS.............................................      30
   SECTION 9.10     CORPORATE TRUSTEE REQUIRED ELIGIBILITY..............................................      30
   SECTION 9.11     RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR...................................      30
   SECTION 9.12     ACCEPTANCE OF APPOINTMENT BY SUCCESSOR..............................................      31
   SECTION 9.13     MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS.........................      31
   SECTION 9.14     PREFERENTIAL COLLECTION OF CLAIMS AGAINST THE CORPORATION...........................      32

ARTICLE X.          CONCERNING THE DEBENTUREHOLDERS.....................................................      32
   SECTION 10.1     EVIDENCE OF ACTION BY HOLDERS.......................................................      32
   SECTION 10.2     PROOF OF EXECUTION BY DEBENTUREHOLDERS..............................................      32
   SECTION 10.3     WHO MAY BE DEEMED OWNERS............................................................      33
   SECTION 10.4     CERTAIN DEBENTURES OWNED BY CORPORATION DISREGARDED.................................      33
   SECTION 10.5     ACTIONS BINDING ON FUTURE DEBENTUREHOLDERS..........................................      33

ARTICLE XI.         SUPPLEMENTAL INDENTURES.............................................................      33
   SECTION 11.1     SUPPLEMENTAL INDENTURES WITHOUT THE CONSENT OF
                    DEBENTUREHOLDERS....................................................................      33
   SECTION 11.2     SUPPLEMENTAL INDENTURES WITH CONSENT OF DEBENTUREHOLDERS............................      34
   SECTION 11.3     EFFECT OF SUPPLEMENTAL INDENTURES...................................................      35
   SECTION 11.4     DEBENTURES AFFECTED BY SUPPLEMENTAL INDENTURES......................................      35
   SECTION 11.5     EXECUTION OF SUPPLEMENTAL INDENTURES................................................      35

ARTICLE XII.        SUCCESSOR CORPORATION...............................................................      35
   SECTION 12.1     CORPORATION MAY CONSOLIDATE, ETC....................................................      35
   SECTION 12.2     SUCCESSOR CORPORATION SUBSTITUTED...................................................      36
   SECTION 12.3     EVIDENCE OF CONSOLIDATION, ETC. TO TRUSTEE..........................................      36



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

ARTICLE XIII.       SATISFACTION AND DISCHARGE..........................................................      36
   SECTION 13.1     SATISFACTION AND DISCHARGE OF INDENTURE.............................................      36
   SECTION 13.2     DISCHARGE OF OBLIGATIONS............................................................      37
   SECTION 13.3     DEPOSITED MONIES TO BE HELD IN TRUST................................................      37
   SECTION 13.4     PAYMENT OF MONIES HELD BY PAYING AGENTS.............................................      37
   SECTION 13.5     REPAYMENT TO CORPORATION............................................................      37

ARTICLE XIV.        IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND
                    DIRECTORS...........................................................................      38
   SECTION 14.1     NO RECOURSE.........................................................................      38

ARTICLE XV.         MISCELLANEOUS PROVISIONS............................................................      38
   SECTION 15.1     EFFECT ON SUCCESSORS AND ASSIGNS....................................................      38
   SECTION 15.2     ACTIONS BY SUCCESSOR................................................................      38
   SECTION 15.3     SURRENDER OF CORPORATION POWERS.....................................................      39
   SECTION 15.4     NOTICES.............................................................................      39
   SECTION 15.5     GOVERNING LAW.......................................................................      39
   SECTION 15.6     TREATMENT OF DEBENTURES AS DEBT.....................................................      39
   SECTION 15.7     COMPLIANCE CERTIFICATES AND OPINIONS................................................      39
   SECTION 15.8     PAYMENTS ON BUSINESS DAYS...........................................................      39
   SECTION 15.9     CONFLICT WITH TRUST INDENTURE ACT...................................................      40
   SECTION 15.10    COUNTERPARTS........................................................................      40
   SECTION 15.11    SEPARABILITY........................................................................      40
   SECTION 15.12    ASSIGNMENT..........................................................................      40
   SECTION 15.13    ACKNOWLEDGMENT OF RIGHTS............................................................      40
   SECTION 15.14    ADDITIONAL PROVISIONS FOR THE PAYMENT OF EXPENSES...................................      40

ARTICLE XVI.        SUBORDINATION OF DEBENTURES.........................................................      41
   SECTION 16.1     AGREEMENT TO SUBORDINATE............................................................      41
   SECTION 16.2     DEFAULT ON SENIOR DEBT OR SUBORDINATED DEBT.........................................      41
   SECTION 16.3     LIQUIDATION; DISSOLUTION; BANKRUPTCY................................................      41
   SECTION 16.4     SUBROGATION.........................................................................      42
   SECTION 16.5     TRUSTEE TO EFFECTUATE SUBORDINATION.................................................      43
   SECTION 16.6     NOTICE BY THE CORPORATION...........................................................      43
   SECTION 16.7     RIGHTS OF THE TRUSTEE; HOLDERS OF SENIOR INDEBTEDNESS...............................      44
   SECTION 16.8     SUBORDINATION MAY NOT BE IMPAIRED...................................................      44

                             CROSS-REFERENCE TABLE

SECTION OF TRUST INDENTURE ACT OF 1939, AS AMENDED               SECTION OF INDENTURE

310(a)                                                                   9.10
310(b)                                                                    9.9
                                                                         9.11
310(c)                                                                    N/A
311(a)                                                                   9.14
311(b)                                                                   9.14
311(c)                                                                    N/A
312(a)                                                                    6.1
                                                                       6.2(a)
312(b)                                                                 6.2(c)
312(c)                                                                 6.2(c)
313(a)                                                                 6.4(a)
313(b)                                                                 6.4(a)
313(c)                                                                 6.4(a)
                                                                       6.4(b)
313(d)                                                                 6.4(b)
314(a)                                                                 6.3(a)
                                                                       6.3(b)
                                                                       6.3(c)
                                                                       6.5(a)
314(b)                                                                    N/A
314(c)                                                                   15.7
314(d)                                                                    N/A
314(e)                                                                   15.7
314(f)                                                                    N/A
315(a)                                                                 9.1(a)
                                                                       9.1(b)
                                                                          9.3
315(b)                                                                    9.2
315(c)                                                                 9.1(a)
315(d)                                                                 9.1(b)
315(e)                                                                    7.7
316(a)                                                                    1.1
                                                                          7.6
316(b)                                                                 7.4(b)
316(c)                                                                10.1(b)
317(a)                                                                 7.2(b)
317(b)                                                                 7.2(c)
318(a)                                                                    5.3

Note: This Cross-Reference Table does not constitute part of this Indenture and shall not affect the interpretation of any of its terms or provisions.

                                   INDENTURE

         INDENTURE, dated as of _________ __, 2000, between APPALACHIAN BANCSHARES, INC., a Georgia corporation (the "Corporation"), and WILMINGTON TRUST COMPANY, a Delaware banking corporation (the "Trustee").

                                    RECITALS

         WHEREAS, for its lawful corporate purposes, the Corporation has duly authorized the execution and delivery of this Indenture to provide for the issuance of unsecured securities to be known as its ____% Junior Subordinated Deferrable Interest Debentures due ______ __, 2030 (hereinafter referred to as the "Debentures"), the form and substance of such Debentures and the terms, provisions and conditions thereof to be set forth as provided in this Indenture; and

         WHEREAS, APAB Capital Trust I, a Delaware statutory business trust (the "Trust"), has offered to the public up to $____________ aggregate liquidation amount of its Preferred Securities (as defined herein) and proposes to invest the proceeds from such offering, together with the proceeds of the issuance and sale by the Trust to the Corporation of up to $_________ aggregate liquidation amount of its Common Securities (as defined herein), in up to $_________ aggregate principal amount of the Debentures; and

         WHEREAS, the Corporation has requested that the Trustee execute and deliver this Indenture; and

         WHEREAS, all requirements necessary to make this Indenture a valid instrument in accordance with its terms, and to make the Debentures, when executed by the Corporation and authenticated and delivered by the Trustee, the valid obligations of the Corporation, have been performed, and the execution and delivery of this Indenture have been duly authorized in all respects; and

         WHEREAS, to provide the terms and conditions upon which the Debentures are to be authenticated, issued and delivered, the Corporation has duly authorized the execution of this Indenture; and

         WHEREAS, all things necessary to make this Indenture a valid agreement of the Corporation, in accordance with its terms, have been done.

         NOW, THEREFORE, in consideration of the premises and the purchase of the Debentures by the holders thereof, it is mutually covenanted and agreed as follows for the equal and ratable benefit of the holders of the Debentures and intending to be legally bound hereby:

                                   ARTICLE I.
                                  DEFINITIONS

SECTION 1.1       DEFINITIONS OF TERMS.

         The terms defined in this Section 1.1 (except as in this Indenture otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.1 and shall include the plural as well as the singular. All other terms used in this Indenture that are defined in the Trust Indenture Act, or that are by reference in the Trust Indenture Act defined in the Securities Act (except as herein otherwise expressly provided or unless the context otherwise requires), shall have the meanings assigned to such terms in the Trust Indenture Act and in the Securities Act as in force at the date of the execution of this instrument. All accounting terms used herein and not expressly defined shall have the meanings assigned to such terms in accordance with Generally Accepted Accounting Principles as in effect at the time of computation.

         "Additional Interest" shall have the meaning set forth in Section 2.4.

         "Administrative Trustees" shall have the meaning set forth in the Trust Agreement.



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

         "Affiliate" means, with respect to a specified Person, (a) any Person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities or other ownership interests of the specified Person; (b) any Person 10% or more of whose outstanding voting securities or other ownership interests are directly or indirectly owned, controlled or held with power to vote by the specified Person; (c) any Person directly or indirectly controlling, controlled by, or under common control with the specified Person; (d) a partnership in which the specified Person is a general partner; (e) any officer or director of the specified Person; and (f) if the specified Person is an individual, any entity of which the specified Person is an executive officer, director or general partner.

         "Applicable Procedures" means, with respect to any transfer or transaction involving a Global Security or beneficial interest therein, the rules and procedures of the Depositary for such Global Security, in each case to the extent applicable to such transaction and as in effect from time to time.

         "Authenticating Agent" means an authenticating agent with respect to the Debentures appointed by the Trustee pursuant to Section 2.11.

         "Bankruptcy Law" means Title 11, U.S. Code, or any similar federal or state law for the relief of debtors.

         "Board of Directors" means the Board of Directors of the Corporation or any duly authorized committee of such Board.

         "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Corporation to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification.

         "Business Day" means, with respect to the Debentures, any day other than a Saturday or a Sunday or a day on which banking institutions in the Cities of New York or New Orleans are authorized or required by law, executive order or regulation to close, or a day on which the principal Corporate Trust Office of the Trustee or the Property Trustee is closed for business.

         "Capital Treatment Event" means the receipt by the Trust of an Opinion of Counsel rendered by a law firm having a recognized national banking practice, to the effect that, as a result of any amendment to, or change (including any proposed change) in, the laws (or any regulations thereunder) of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such proposed change pronouncement, action or decision is announced on or after the date of original issuance of the Preferred Securities under the Trust Agreement, there is more than an insubstantial risk that the Preferred Securities would not constitute "Tier 1 Capital" (or the then equivalent thereof) for purposes of the capital adequacy guidelines of the Federal Reserve (or any successor regulatory authority with jurisdiction over bank holding companies), or any capital adequacy guidelines as then in effect and applicable to the Corporation.

         "Certificate" means a certificate signed by the principal executive officer, the principal financial officer, the principal accounting officer, the treasurer or any vice president of the Corporation. The Certificate need not comply with the provisions of Section 15.7.

         "Change in 1940 Act Law" shall have the meaning set forth in the definition of "Investment Company Event."

         "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.



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

         "Common Securities" means undivided beneficial interests in the assets of the Trust which rank pari passu with the Preferred Securities; provided, however, that upon the occurrence of an Event of Default, the rights of holders of Common Securities to payment in respect of (i) distributions and (ii) payments upon liquidation, redemption and otherwise are subordinated to the rights of holders of Preferred Securities.

         "Compounded Interest" shall have the meaning set forth in Section 4.1.

         "Corporate Trust Office" means (i) when used with respect to the Trustee, the office of the Trustee at which, at any particular time, its corporate trust business shall be principally administered, which office at the date hereof is located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, Attention: Corporate Trust Administration, or (ii) when used with respect to the Property Trustee, the office of the Property Trustee, at which, at any particular time, its corporate trust business shall be principally administered, which office at the date hereof is located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890,
Attention: Corporate Trust Administration.

         "Corporation" means Appalachian Bancshares, Inc. a corporation duly organized and existing under the laws of the State of Georgia, and, subject to the provisions of Article XII, shall also include its successors and assigns.

         "Coupon Rate" shall have the meaning set forth in Section 2.4.

         "Custodian" means any receiver, trustee, assignee, liquidator, or similar official under any Bankruptcy Law.

         "Debentures" shall have the meaning set forth in the Recitals hereto.

         "Debentureholder," "holder of Debentures," "registered holder," or other similar term, means the Person or Persons in whose name or names a particular Debenture shall be registered on the books of the Corporation or the Trustee kept for that purpose in accordance with the terms of this Indenture.

         "Debenture Register" shall have the meaning set forth in Section
2.6(b).

         "Debt" means with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (i) every obligation of such Person for money borrowed; (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person; (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business); (v) every capital lease obligation of such Person; (vi) all indebtedness of such Person, whether incurred on or prior to the date of the Indenture or thereafter incurred, for claims in respect of financial derivative products, including interest rate, foreign exchange rate and commodity forward contracts, options, swaps and similar arrangements; (vii) every obligation of the type referred to in clauses (i) through (v) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed or is responsible or liable, directly or indirectly, as obligor or otherwise.

         "Default" means any event, act or condition that with notice or lapse of time, or both, would constitute an Event of Default.

         "Defaulted Interest" has the meaning provided in Section 2.4A hereof.

         "Deferred Interest" shall have the meaning set forth in Section 4.1.



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

         "Depositary" means, with respect to the Debentures issuable or issued in whole or in part in the form of one or more Global Securities, the Person designated as Depositary by the Corporation pursuant to Section 2.3. The initial Depositary shall be DTC.

         "Dissolution Event" means that as a result of the occurrence and continuation of a Special Event, the Trust is to be dissolved in accordance with the Trust Agreement and the Debentures held by the Property Trustee are to be distributed to the holders of the Trust Securities issued by the Trust pro rata in accordance with the Trust Agreement.

         "DTC" shall mean The Depository Trust Company.

         "Event of Default" means, with respect to the Debentures, any event specified in Section 7.1, which has continued for the period of time, if any, and after the giving of the notice, if any, therein designated.

         "Exchange Act" means the Securities Exchange Act of 1934, or any successor statute, in each case as amended from time to time.

         "Extended Interest Payment Period" shall have the meaning set forth in
Section 4.1.

         "Federal Reserve" means the Board of Governors of the Federal Reserve System.

         "Generally Accepted Accounting Principles" means such accounting principles as are generally accepted at the time of any computation required hereunder.

         "Global Security" means a Debenture evidencing all or part of the Debentures, issued to the Depositary or its nominee, and registered in the name of such Depositary or its nominee.

         "Governmental Obligations" means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged; or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America that, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such Governmental Obligation or a specific payment of principal of or interest on any such Governmental Obligation held by such custodian for the account of the holder of such depositary receipt; provided, however, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Governmental Obligation or the specific payment of principal of or interest on the Governmental Obligation evidenced by such depositary receipt.

         "Herein," "hereof," and "hereunder," and other words of similar import, refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

         "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into in accordance with the terms hereof.

         "Interest Payment Date," when used with respect to any installment of interest on the Debentures, shall have the meaning set forth in Section 2.4.

         "Investment Company Act" means the Investment Company Act of 1940, and any statute successor thereto, in each case as amended from time to time.

         "Investment Company Event" means the receipt by the Trust of an Opinion of Counsel rendered by a law firm having a recognized national tax and securities law practice, to the effect that, as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law"), the Trust is or shall be considered an "investment company" that is required to be registered under the Investment Company Act, which Change in 1940 Act Law becomes effective on or after the date of original issuance of the Preferred Securities under the Trust Agreement.

         "Maturity Date" means the date on which the Debentures mature and on which the principal shall be due and payable together with all accrued and unpaid interest thereon including Compounded Interest and Additional Interest, if any, as set forth in Section 2.2.

         "Ministerial Action" shall have the meaning set forth in Section 3.2.

         "Officers' Certificate" means a certificate signed by the Chairman, President or a Vice President and by the Treasurer or an Assistant Treasurer or the Controller or an Assistant Controller or the Secretary or an Assistant Secretary, of the Corporation, and delivered to the Trustee. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this Indenture shall include:

         (a) a statement that each officer signing the Officers' Certificate has read the covenant or condition and the definitions relating thereto;

         (b) a brief statement of the nature and scope of the examination or investigation undertaken by each officer in rendering the Officers' Certificate;

         (c) a statement that each such officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

         (d) a statement as to whether, in the opinion of each such officer, such condition or covenant has been complied with.

         "Opinion of Counsel" means an opinion in writing of independent legal counsel experienced in such matters as being opined upon, that is delivered to the Trustee in accordance with the terms hereof.

         "Other Debentures" means all junior subordinated debentures ranking pari passu or junior to the Debentures (other than the Debentures) issued by the Corporation from time to time and sold to trusts established or to be established by the Corporation, in each case similar to the Trust to issue securities intended to qualify for Tier I capital treatment.

         "Outstanding" when used with reference to the Debentures, means, subject to the provisions of Section 10.4, as of any particular time, all Debentures theretofore authenticated and delivered by the Trustee under this Indenture, except (a) Debentures theretofore canceled by the Trustee or any paying agent, or delivered to the Trustee or any paying agent for cancellation or that have previously been canceled; (b) Debentures or portions thereof for the payment or redemption of which monies or Governmental Obligations in the necessary amount shall have been deposited in trust with the Trustee or with any paying agent (other than the Corporation) or shall have been set aside and segregated in trust by the Corporation (if the Corporation shall act as its own paying agent); provided, however, that if such Debentures or portions of such Debentures are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as provided in Article III or provision satisfactory to the Trustee shall have been made for giving such notice; (c) Debentures in lieu of or in substitution for which other Debentures shall have been authenticated and delivered pursuant to the terms of Section 2.6 and (d) Debentures paid pursuant to Section 2.8.

         "Person" means any individual, corporation, partnership, joint-venture, trust, limited liability company, joint-stock company, unincorporated organization or government or any agency or political subdivision thereof.

         "Place of Payment" means the place or places where the principal of and interest on the Debentures are payable in accordance with the terms of this Indenture.

         "Predecessor Debenture" means every previous Debenture evidencing all or a portion of the same debt as that evidenced by such particular Debenture; and, for the purposes of this definition, any Debenture authenticated and delivered under Section 2.8 in lieu of a lost, destroyed or stolen Debenture shall be deemed to evidence the same debt as the lost, destroyed or stolen Debenture.

         "Preferred Securities" means undivided beneficial interests in the assets of the Trust which rank pari passu with Common Securities issued by the Trust; provided, however, that upon the occurrence of an Event of Default, the rights of holders of Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise are subordinated to the rights of holders of Preferred Securities.

         "Preferred Securities Guarantee" means the Preferred Securities Guarantee Agreement dated ________ __, 2000, as amended from time to time, by and between the Corporation, as guarantor, and the Trustee, executed and delivered for the benefit of the Holders of the Preferred Securities.

         "Property Trustee" has the meaning set forth in the Trust Agreement.

         "Regular Record Date" means the Business Day next preceding any Interest Payment Date.

         "Responsible Officer" when used with respect to the Trustee means any officer of the Trustee in its corporate trust administration who is responsible for the administration of the Trust and whose name appears on the list of Responsible Officers of the Trustee which shall be furnished by the Trustee to the Corporation, as such list may be revised from time to time.

         "Scheduled Maturity Date" means ________ __, 2030.

         "Securities Act" means the Securities Act of 1933, or any successor statute, in each case as amended from time to time.

         "Senior Debt" means the principal of (and premium, if any) and interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Corporation whether or not such claim for post-petition interest is allowed in such proceeding), on Debt, whether incurred on or prior to the date of this Indenture or thereafter incurred, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are not superior in right of payment to the Debentures or to other Debt which is pari passu with, or subordinated to, the Debentures; provided, however, that Senior Debt shall not be deemed to include
(i) any Debt of the Corporation which when incurred and without respect to any election under Section 1111 (b) of the Bankruptcy Law was without recourse to the Corporation; (ii) any Debt of the Corporation to any of its subsidiaries; and (iii) any Debt to any employee of the Corporation.

         "Senior Indebtedness" shall have the meaning set forth in Section
16.1.

         "Special Event" means a Tax Event, an Investment Company Event or a Capital Treatment Event.

         "Subordinated Debt" means the principal of (and premium, if any) and interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Corporation whether or not such claim for post-petition interest is allowed in such proceeding), on Debt, whether incurred on or prior to the date of this Indenture or thereafter incurred, which is by its terms expressly provided to be junior and subordinate to other Debt of the Corporation (other than the Debentures), except that Subordinated Debt shall not include: (i) any Debt of the Corporation which when incurred and without respect to any election under
Section 1111(b) of the United States Bankruptcy Code of 1978, as amended, was without recourse to the Corporation; (ii) any Debt of the Corporation to any of its

Subsidiaries; (iii) any Debt to any employee of the Corporation and (iv) Debentures or Other Debentures, including Debentures sold by the Corporation to the Trust.

         "Subsidiary" means, with respect to any Person, (i) any corporation at least a majority of whose outstanding Voting Stock shall at the time be owned, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries; (ii) any general partnership, joint venture, trust or similar entity, at least a majority of whose outstanding partnership or similar interests shall at the time be owned by such Person, or by one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries; and (iii) any limited partnership of which such Person or any of its Subsidiaries is a general partner.

         "Tax Event" means the receipt by the Trust of an Opinion of Counsel rendered by a law firm having a recognized national tax and securities practice, to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of issuance of the Preferred Securities under the Trust Agreement, there is more than an insubstantial risk that (i) the Trust is, or shall be within 90 days after the date of such Opinion of Counsel, subject to United States federal income tax with respect to income received or accrued on the Debentures; (ii) interest payable by the Corporation on the Debentures is not, or within 90 days after the date of such Opinion of Counsel, shall not be, deductible by the Corporation, in whole or in part, for United States federal income tax purposes; or (iii) the Trust is, or shall be within 90 days after the date of such Opinion of Counsel, subject to more than a de minimis amount of other taxes, duties, assessments or other governmental charges. The Trust or the Corporation shall request and receive such Opinion of Counsel with regard to such matters within a reasonable period of time after the Trust or the Corporation shall have become aware of the possible occurrence of any of the events described in clauses (i) through (iii) above.

         "Trust" means APAB Capital Trust I, a Delaware statutory business trust created by the Trust Agreement.

         "Trust Agreement" means the Amended and Restated Trust Agreement, dated _______ __, 2000, of the Trust, as amended, modified or supplemented in accordance with the applicable provisions thereof, among the trustees of the trust named therein, the Corporation, as depositor, and the holders from time to time of undivided beneficial ownership interests in the assets of the Trust, including all exhibits thereto, including, for all purposes of the Trust Agreement, and any such modification, amendment or supplement, the provisions of the Trust Indenture Act that are deemed to be a part of and govern the Trust Agreement and any such modification, amendment or supplement, respectively.

         "Trustee" means Wilmington Trust Company and, subject to the provisions of Article IX, shall also include its successors and assigns, and, if at any time there is more than one Person acting in such capacity hereunder, "Trustee" shall mean each such Person.

         "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended, subject to the provisions of Sections 11.1, 11.2, and 12.1 and any successor statute thereto, in each case as amended from time to time.

         "Trust Securities" means the Common Securities and Preferred Securities, collectively.

         "Voting Stock" as applied to stock of any Person, means shares, interests, participations or other equivalents in the equity interest (however designated) in such Person having ordinary voting power for the election of a majority of the directors (or the equivalent) of such Person, other than shares, interests, participations or other equivalents having such power only by reason of the occurrence of a contingency.

                                  ARTICLE II.
               ISSUE, DESCRIPTION, TERMS, CONDITIONS REGISTRATION
                         AND EXCHANGE OF THE DEBENTURES


SECTION 2.1         DESIGNATION AND PRINCIPAL AMOUNT.

         There are hereby authorized Debentures designated the "___% Junior Subordinated Deferrable Interest Debentures due _______ __, 2030," limited in aggregate principal amount to not more than $__________ which amount shall be as set forth in any written order of the Corporation for the authentication and delivery of Debentures pursuant to Section 2.5.

SECTION 2.2         MATURITY.

         The Maturity Date shall be the Scheduled Maturity Date.

SECTION 2.3         FORM AND PAYMENT.

         The Debentures shall be issued in fully registered certificated form without interest coupons. Principal and interest on the Debentures issued in certificated form shall be payable, the transfer of such Debentures shall be registrable and such Debentures shall be exchangeable for Debentures bearing identical terms and provisions at the office or agency of the Trustee; provided, however, that payment of interest may be made at the option of the Corporation by check mailed to the holder at such address as shall appear in the Debenture Register or by wire transfer to an account maintained by the holder as specified in the Debenture Register, provided that the holder provides proper wire transfer instructions by the Regular Record Date. Notwithstanding the foregoing, so long as the holder of any Debentures is the Property Trustee, the payment of the principal of and interest (including Compounded Interest and Additional Interest, if any) on such Debentures held by the Property Trustee shall be made at such place and to such account as may be designated by the Property Trustee.

         Debentures shall be issuable in whole or in part in the form of one or more Global Securities and, in such case, the Depositary for such Global Securities shall be DTC.

SECTION 2.4         INTEREST.

         (a) Each Debenture shall bear interest at the rate of ___% per annum (the "Coupon Rate") from the original date of issuance until the principal thereof becomes due and payable, and on any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the Coupon Rate, compounded quarterly, payable (subject to the provisions of Article IV) quarterly in arrears on March 31, June 30, September 30 and December 31 of each year (each, an "Interest Payment Date," commencing on March 31, 2000), to the Person in whose name such Debenture or any Predecessor Debenture is registered at the close of business on the Regular Record Date next preceding such Interest Payment Date.

         (b) The amount of interest payable for any period shall be computed on the basis of a 360-day year of twelve 30-day months. Except as provided in the following sentence, the amount of interest payable for any period shorter than a full quarterly period for which interest is computed, shall be computed on the basis of the actual number of days elapsed in such period. In the event that any date on which interest is payable on the Debentures is not a Business Day, then payment of interest payable on such date shall be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day (and without any reduction of interest or any other payment in respect of any such acceleration), in each case with the same force and effect as if made on the date such payment was originally payable.

         (c) If, at any time while the Property Trustee is the holder of any Debentures, the Trust or the Property Trustee is required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other taxing authority, then, in any case, the Corporation shall pay as additional interest ("Additional Interest") on the Debentures held by the Property Trustee, such additional amounts as shall be required so that the net amounts received and retained by the Trust and the Property Trustee after paying such taxes, duties, assessments or other governmental charges shall be equal to the amounts the Trust and the Property Trustee would have received had no such taxes, duties, assessments or other governmental charges been imposed.

SECTION 2.4A        DEFAULTED INTEREST.

         Any interest on any Debenture that is payable, but is not punctually paid or duly provided for, on any Interest Payment Date and (to the extent that payment of such interest is enforceable) interest or any overdue installment of interest at the Coupon Rate, compounded quarterly (herein called "Defaulted Interest") shall, notwithstanding the provisions of Section 2.4(a), forthwith cease to be payable to the holder on the relevant Regular Record Date by virtue of having been such holder; and such Defaulted Interest shall be paid by the Corporation, at its election, as provided in clause (a) or clause (b) below:

         (a) The Corporation may make payment of any Defaulted Interest on Debentures to the Persons in whose names such Debentures (or their respective Predecessor Debentures) are registered at the close of business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner: the Corporation shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each such Debenture and the date of the proposed payment, and at the same time the Corporation shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as herein provided. Thereupon the Trustee shall fix a special record date for the payment of such Defaulted Interest which shall not be more than 15 nor less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Corporation of such special record date and, in the name and at the expense of the Corporation, shall cause notice of the proposed payment of such Defaulted Interest and the special record date therefor to be mailed, first class postage prepaid, to each Debentureholder at his or her address as it appears in the Debenture Register, not less than 10 days prior to such special record date. Notice of the proposed payment of such Defaulted Interest and the special record date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names such Debentures (or their respective Predecessor Debentures) are registered on such special record date and shall be no longer payable pursuant to the following clause (b).

         (b) The Corporation may make payment of any Defaulted Interest on any Debentures in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Debentures may be listed, and upon such notice as may be required by such exchange if, after notice given by the Corporation to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

SECTION 2.5         EXECUTION AND AUTHENTICATIONS.

         (a) The Debentures shall be signed on behalf of the Corporation by its Chairman, President or one of its Vice Presidents, under its corporate seal attested by its Secretary or one of its Assistant Secretaries. Signatures may be in the form of a manual or facsimile signature. The Corporation may use the facsimile signature of any Person who shall have been a Chairman, President or Vice President thereof, or of any Person who shall have been a Secretary or Assistant Secretary thereof, notwithstanding the fact that at the time the Debentures shall be authenticated and delivered or disposed of such Person shall have ceased to be the Chairman, President or a Vice President, or the Secretary or an Assistant Secretary, of the Corporation (and any such signature shall be binding on the Corporation). The seal of the Corporation may be in the form of a facsimile of such seal and may be impressed, affixed, imprinted or otherwise reproduced on the Debentures. The Debentures may contain such notations, legends or endorsements required by law, stock exchange rule or usage. Each Debenture shall be dated the date of its authentication by the Trustee.

         (b) A Debenture shall not be valid until authenticated manually by an authorized signatory of the Trustee, or by an Authenticating Agent. Such signature shall be conclusive evidence that the Debenture so authenticated has been duly authenticated and delivered hereunder and that the holder is entitled to the benefits of this Indenture.

         (c) At any time and from time to time after the execution and delivery of this Indenture, the Corporation may deliver Debentures executed by the Corporation to the Trustee for authentication, together with a written order of the Corporation for the authentication and delivery of such Debentures signed by its Chairman, President or any Vice President and its Secretary or any Assistant Secretary, and the Trustee in accordance with such written order shall authenticate and make available for delivery such Debentures.

         (d) In authenticating such Debentures and accepting the additional responsibilities under this Indenture in relation to such Debentures, the Trustee shall be entitled to receive, and (subject to Section 9.1) shall be fully protected in relying upon, an Opinion of Counsel stating that the form and terms thereof have been established in conformity with the provisions of this Indenture.

         (e) The Trustee shall not be required to authenticate such Debentures if the issue of such Debentures pursuant to this Indenture shall affect the Trustee's own rights, duties or immunities under the Debentures and this Indenture or otherwise in a manner that is not reasonably acceptable to the Trustee.

SECTION 2.6         REGISTRATION OF TRANSFER AND EXCHANGE.

         (a) Debentures may be exchanged upon presentation thereof at the office or agency of the Corporation designated for such purpose, for other Debentures and for a like aggregate principal amount, upon payment of a sum sufficient to cover any tax or other governmental charge in relation thereto, all as provided in this Section 2.6. In respect of any Debentures so surrendered for exchange, the Corporation shall execute, the Trustee shall authenticate and such office or agency shall deliver in exchange therefor the Debenture or Debentures that the Debenture holder making the exchange shall be entitled to receive, bearing numbers not contemporaneously outstanding.

         (b) The Corporation shall keep, or cause to be kept, at its office or agency designated for such purpose or such other location designated by the Corporation a register or registers (herein referred to as the "Debenture Register") in which, subject to such reasonable regulations as it may prescribe, the Corporation shall register the Debentures and the transfers of Debentures as in this Article II provided and which at all reasonable times shall be open for inspection by the Trustee. The registrar for the purpose of registering Debentures and transfer of Debentures as herein provided shall be appointed as authorized by Board Resolution (the "Debenture Registrar"). Upon surrender for transfer of any Debenture at the office or agency of the Corporation designated for such purpose, the Corporation shall execute, the Trustee shall authenticate and such office or agency shall make available for delivery in the name of the transferee or transferees a new Debenture or Debentures for a like aggregate principal amount. All Debentures presented or surrendered for exchange or registration of transfer, as provided in this
Section 2.6, shall be accompanied (if so required by the Corporation or the Debenture Registrar) by a written instrument or instruments of transfer, in form satisfactory to the Corporation or the Debenture Registrar, duly executed by the registered holder or by such holder's duly authorized attorney in writing.

         (c) No service charge shall be made for any exchange or registration of transfer of Debentures, or issue of new Debentures in case of partial redemption, but the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge in relation thereto, other than exchanges pursuant to Section 2.7, Section 3.5(b) and Section 11.4 not involving any transfer.

         (d) The Corporation shall not be required (i) to issue, exchange or register the transfer of any Debentures during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of less than all the Outstanding Debentures and ending at the close of business on the day of such mailing; nor (ii) to register the transfer of or exchange any Debentures or portions thereof called for redemption.

         (e) Notwithstanding any other provision of this Indenture, transfers and exchanges of Debentures and beneficial interests in a Global Security, whether pursuant to this Article II, Section 3.5, Article IX or otherwise, shall be made only in accordance with this Section 2.6(e).

                    (i) A Debenture that is not a Global Security may be transferred, in whole or in part, to a Person who takes delivery in the form of another Debenture that is not a Global Security or may be exchanged, in whole or in part, for another Debenture that is not a Global Security, as provided in this Section 2.6.

                    (ii) A beneficial interest in a Global Security may be transferred or exchanged for a Debenture that is not a Global Security only as provided in Section 2.7A.

SECTION 2.7         TEMPORARY DEBENTURES.

         Pending the preparation of definitive Debentures, the Corporation may execute, and the Trustee shall authenticate and deliver, temporary Debentures (printed, lithographed, or typewritten). Such temporary Debentures shall be substantially in the form of the definitive Debentures in lieu of which they are issued, but with such omissions, insertions and variations as may be appropriate for temporary Debentures, all as may be determined by the Corporation. Every temporary Debenture shall be executed by the Corporation and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Debentures. Without unnecessary delay the Corporation shall execute and shall furnish definitive Debentures and thereupon any or all temporary Debentures may be surrendered in exchange therefor (without charge to the holders), at the office or agency of the Corporation designated for such purpose, and the Trustee shall authenticate and such office or agency shall deliver in exchange for such temporary Debentures an equal aggregate principal amount of definitive Debentures, unless the Corporation advises the Trustee to the effect that definitive Debentures need not be executed and furnished until further notice from the Corporation. Until so exchanged, the temporary Debentures shall be entitled to the same benefits under this Indenture as definitive Debentures authenticated and delivered hereunder.

SECTION 2.7A        GLOBAL SECURITIES.

         (a) Each Global Security issued under this Indenture shall be registered in the name of the Depositary designated by the Corporation for such Global Security or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Security shall constitute a single Security for all purposes of this Indenture.

         (b) Notwithstanding any other provision in this Indenture, no Global Security may be exchanged in whole or in part for Debentures registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Security or a nominee thereof unless (i) such Depositary advises the Trustee in writing that such Depositary is no longer willing or able to properly discharge its responsibilities as Depositary with respect to such Global Security, and the Corporation is unable to locate a qualified successor, (ii) the Corporation executes and delivers to the Trustee a Corporation order stating that the Corporation elects to terminate the book-entry system through the Depositary, or (iii) there shall have occurred and be continuing an Event of Default.

         (c) If any Global Security is to be exchanged for other Debentures or cancelled in whole, it shall be surrendered by or on behalf of the Depositary or its nominee to the Securities Registrar for exchange or cancellation as provided in this Article II. If any Global Security is to be exchanged for other Debentures or cancelled in part, or if another Debenture is to be exchanged in whole or in part for a beneficial interest in any Global Security, then either (i) such Global Security shall be so surrendered for exchange or cancellation as provided in this Article II or (ii) the principal amount thereof shall be reduced or increased by an amount equal to the portion thereof to be so exchanged or cancelled, or equal to the principal amount of such Debenture to be so exchanged for a beneficial interest therein, as the case may be, by means of an appropriate adjustment made on the records of the Securities Registrar, whereupon the Trustee, in accordance with Applicable Procedures, shall instruct the Depositary or its authorized representative to make a corresponding adjustment to its records. Upon any such surrender or adjustment of a Global Security by the Depositary, accompanied by registration instructions, the Trustee shall, subject to Section 2.6 and as otherwise provided in this Article II, authenticate and make available for delivery any Debentures issuable in exchange for such Global Security (or any portion thereof) in accordance with the instructions of the Depositary. The Trustee shall not be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be fully protected in relying on, such instructions.

         (d) Except as otherwise provided in the preceding provisions of this Section 2.7A, every Debenture authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, a Global Security or any portion thereof, whether pursuant to this Article II, Section
3.5 or Article IX or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Security, unless such Debenture is registered in the name of a Person other than the Depositary for such Global Security or a nominee thereof.

         (e) The Depositary or its nominee, as the registered owner of a Global Security, shall be the Holder of such Global Security for all purposes under this Indenture and the Debenture, and owners of beneficial interests in a Global Security shall hold such interests pursuant to Applicable Procedures. Accordingly, any such owner's beneficial interest in a Global Security shall be shown only on, and the transfer of such interest shall be effected only through, records maintained by the Depositary or its nominee or agent. Neither the Trustee nor the Securities Registrar shall have any liability in respect of any transfers effected by the Depositary.

         (f) The rights of owners of beneficial interests in a Global Security shall be exercised only through the Depositary and shall be limited to those established by law and agreements between such owners and the Depositary and/or its Agent Members.

SECTION 2.8         MUTILATED, DESTROYED, LOST OR STOLEN DEBENTURES.

         (a) In case any temporary or definitive Debenture shall become mutilated or be destroyed, lost or stolen, the Corporation (subject to the next succeeding sentence) shall execute, and upon the Corporation's request the Trustee (subject as aforesaid) shall authenticate and make available for delivery, a new Debenture bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated Debenture, or in lieu of and in substitution for the Debenture so destroyed, lost or stolen. In every case the applicant for a substituted Debenture shall furnish to the Corporation and the Trustee such security or indemnity as may be required by them to save each of them harmless, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Corporation and the Trustee evidence to their satisfaction of the destruction, loss or theft of the applicant's Debenture and of the ownership thereof. The Trustee may authenticate any such substituted Debenture and make available for delivery the same upon the written request or authorization of any officer of the Corporation. Upon the issuance of any substituted Debenture, the Corporation may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. In case any Debenture that has matured or is about to mature shall become mutilated or be destroyed, lost or stolen, the Corporation may, instead of issuing a substitute Debenture, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated Debenture) if the applicant for such payment shall furnish to the Corporation and the Trustee such security or indemnity as they may require to save them harmless, and, in case of destruction, loss or theft, evidence to the satisfaction of the Corporation and the Trustee of the destruction, loss or theft of such Debenture and of the ownership thereof.

         (b) Every replacement Debenture issued pursuant to the provisions of this Section 2.8 shall constitute an additional contractual obligation of the Corporation whether or not the mutilated, destroyed, lost or stolen Debenture shall be found at any time, or be enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Debentures duly issued hereunder. All Debentures shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, destroyed, lost or stolen Debentures, and shall preclude (to the extent lawful) any and all other rights or remedies, notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

SECTION 2.9         CANCELLATION.

         All Debentures surrendered for the purpose of payment, redemption, exchange or registration of transfer shall, if surrendered to the Corporation or any paying agent, be delivered to the Trustee for cancellation, or, if surrendered to the Trustee, shall be canceled by it, and no Debentures shall be issued in lieu thereof except as expressly required or permitted by any of the provisions of this Indenture. On request of the Corporation at the time of such surrender, the Trustee shall deliver to the Corporation canceled Debentures held by the Trustee. In the absence of such request the Trustee may dispose of canceled Debentures in accordance with its standard procedures. If the Corporation shall otherwise acquire any of the Debentures, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Debentures unless and until the same are delivered to the Trustee for cancellation.

SECTION 2.10        BENEFIT OF INDENTURE.

         Nothing in this Indenture or in the Debentures, express or implied, shall give or be construed to give to any Person, other than the parties hereto and the holders of the Debentures (and, with respect to the provisions of Article XVI, the holders of Senior Indebtedness) any legal or equitable right, remedy or claim under or in respect of this Indenture, or under any covenant, condition or provision herein contained; all such covenants, conditions, and provisions being for the sole benefit of the parties hereto and of the holders of the Debentures (and, with respect to the provisions of Article XVI, the holders of Senior Indebtedness).

SECTION 2.11        AUTHENTICATING AGENT.

         (a) So long as any of the Debentures remain Outstanding there may be an Authenticating Agent for any or all such Debentures, which the Trustee shall have the right to appoint. Said Authenticating Agent shall be authorized to act on behalf of the Trustee to authenticate Debentures issued upon exchange, transfer or partial redemption thereof, and Debentures so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. All references in this Indenture to the authentication of Debentures by the Trustee shall be deemed to include authentication by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Corporation and shall be a corporation that has a combined capital and surplus, as most recently reported or determined by it, sufficient under the laws of any jurisdiction under which it is organized or in which it is doing business to conduct a trust business, and that is otherwise authorized under such laws to conduct such business and is subject to supervision or examination by federal or state authorities. If at any time any Authenticating Agent shall cease to be eligible in accordance with these provisions, it shall resign immediately.

         (b) Any Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and to the Corporation. The Trustee may at any time (and upon request by the Corporation shall) terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the Corporation. Upon resignation, termination or cessation of eligibility of any Authenticating Agent, the Trustee may appoint an eligible successor Authenticating Agent acceptable to the Corporation. Any successor Authenticating Agent, upon acceptance of its appointment hereunder, shall become vested with all the rights, powers and duties of its predecessor hereunder as if originally named as an Authenticating Agent pursuant hereto.

SECTION 2.12        RIGHT OF SET-OFF.

         With respect to the Debentures initially issued to the Trust, notwithstanding anything to the contrary herein, the Corporation shall have the right to set-off any payment it is otherwise required to make in respect of any such Debenture to the extent the Corporation has theretofore made, or is concurrently on the date of such payment making, a payment under the Preferred Securities Guarantee relating to such

Debenture or to a holder of Preferred Securities pursuant to an action undertaken under Section 7.8 of this Indenture.

SECTION 2.13        CUSIP NUMBERS.

         The Corporation in issuing the Debentures may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Debentureholders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Debentures or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Debentures, and any such redemption shall not be affected by any defect in or omission or such numbers. The Corporation will promptly notify the Trustee of any change in the CUSIP numbers.

                                 ARTICLE III.
                            REDEMPTION OF DEBENTURES

SECTION 3.1         REDEMPTION.

         Subject to the Corporation having received prior regulatory approval, if then required under applicable capital guidelines or regulatory policies, the Corporation may redeem the Debentures issued hereunder on and after the dates set forth in and in accordance with the terms of this Article III.

SECTION 3.2         SPECIAL EVENT REDEMPTION.

         Subject to the Corporation having received prior regulatory approval, if then required under applicable capital guidelines or regulatory policies, if a Special Event has occurred and is continuing, then, notwithstanding Section 3.3, the Corporation shall have the right upon not less than 30 days nor more than 60 days notice to the holders of the Debentures to redeem the Debentures, in whole but not in part, for cash within 90 days following the occurrence of such Special Event (the "90-Day Period") at a redemption price equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest thereon to the date of such redemption (the "Redemption Price"), provided that if such Special Event is a Tax Event and at the time there is available to the Corporation the opportunity to eliminate, within the 90-Day Period, such Tax Event by taking some ministerial action (a "Ministerial Action"), such as filing a form or making an election, or pursuing some other similar reasonable measure which has no adverse effect on the Corporation, the Trust or the holders of the Trust Securities, the Corporation shall pursue such Ministerial Action in lieu of redemption, and, provided further, that the Corporation shall have no right to redeem the Debentures while the Trust is pursuing any Ministerial Action pursuant to its obligations under the Trust Agreement. The Redemption Price shall be paid prior to 12:00 noon, New York time, on the date of such redemption or such earlier time as the Corporation determines, provided that the Corporation shall deposit with the Trustee an amount sufficient to pay the Redemption Price by 10:00 a.m., New York time, on the date such Redemption Price is to be paid.

SECTION 3.3         OPTIONAL REDEMPTION BY CORPORATION.

         (a) Subject to the provisions of Section 3.3(b), except as otherwise may be specified in this Indenture but not in limitation of Section 3.2, the Corporation shall have the right to redeem the Debentures, in whole or in part, from time to time, on or after ______ __, 2005, at a Redemption Price equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest thereon to the date of such redemption. Any redemption pursuant to this Section 3.3 shall be made upon not less than 30 days nor more than 60 days notice to the holder of the Debentures, at the Redemption Price. If the Debentures are only partially redeemed pursuant to this Section 3.3, the Debentures shall be redeemed pro rata or by lot or in such other manner as the Trustee shall deem appropriate and fair in its discretion. The Redemption Price shall be paid prior to 12:00 noon, New York time, on the date of such redemption or at such earlier time as the Corporation determines provided that the Corporation shall deposit with the Trustee an amount sufficient to pay the Redemption Price by 10:00 a.m., New York time, on the date such Redemption Price is to be paid.

         (b) If a partial redemption of the Debentures would result in the delisting of the Preferred Securities issued by the Trust from the Nasdaq SmallCap Market or any national securities exchange or other organization on which the Preferred Securities are then listed, the Corporation shall not be permitted to effect such partial redemption and may only redeem the Debentures in whole.

SECTION 3.4         NOTICE OF REDEMPTION.

         (a) In case the Corporation shall desire to exercise such right to redeem all or a portion of the Debentures in accordance with the right reserved so to do, the Corporation shall, or shall cause the Trustee to, upon receipt of 45 days written notice from the Corporation (which notice shall, in the event of a partial redemption, include a representation to the effect that such partial redemption will not result in the delisting of the Preferred Securities as described in Section 3.3(b) hereof), give notice of such redemption to holders of the Debentures to be redeemed by mailing, first class postage prepaid, a notice of such redemption not less than 30 days and not more than 60 days before the date fixed for redemption to such holders at their last addresses as they shall appear upon the Debenture Register unless a shorter period is specified in the Debentures to be redeemed. Any notice that is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the registered holder receives the notice. In any case, failure duly to give such notice to the holder of any Debenture designated for redemption in whole or in part, or any defect in the notice, shall not affect the validity of the proceedings for the redemption of any other Debentures. In the case of any redemption of Debentures prior to the expiration of any restriction on such redemption provided in the terms of such Debentures or elsewhere in this Indenture, the Corporation shall furnish the Trustee with an Officers' Certificate evidencing compliance with any such restriction. Each such notice of redemption shall identify the Debenture to be redeemed (including CUSIP numbers, if any) and shall specify the date fixed for redemption and the Redemption Price and shall state that payment of the Redemption Price shall be made at the office or agency of the Corporation or at the Corporate Trust Office, upon presentation and surrender of such Debentures, that interest accrued to the date fixed for redemption shall be paid as specified in said notice and that from and after said date interest shall cease to accrue. If less than all the Debentures are to be redeemed, the notice to the holders of the Debentures shall specify the particular Debentures to be redeemed. If the Debentures are to be redeemed in part only, the notice shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the redemption date, upon surrender of such Debenture, a new Debenture or Debentures in principal amount equal to the unredeemed portion thereof shall be issued.

         (b) If less than all the Debentures are to be redeemed, the Corporation shall give the Trustee at least 45 days notice in advance of the date fixed for redemption as to the aggregate principal amount of Debentures to be redeemed, and thereupon the Trustee shall select, by lot or in such other manner as it shall deem appropriate and fair in its discretion, the portion or portions (equal to $10 or any integral multiple thereof) of the Debentures to be redeemed and shall thereafter promptly notify the Corporation in writing of the numbers of the Debentures to be redeemed, in whole or in part. The Corporation may, if and whenever it shall so elect pursuant to the terms hereof, by delivery of instructions signed on its behalf by its Chairman, President or any Vice President, instruct the Trustee or any paying agent to call all or any part of the Debentures for redemption and to give notice of redemption in the manner set forth in this Section 3.4, such notice to be in the name of the Corporation or its own name as the Trustee or such paying agent may deem advisable. In any case in which notice of redemption is to be given by the Trustee or any such paying agent, the Corporation shall deliver or cause to be delivered to, or permit to remain with, the Trustee or such paying agent, as the case may be, such Debenture Register, transfer books or other records, or suitable copies or extracts therefrom, sufficient to enable the Trustee or such paying agent to give any notice by mail that may be required under the provisions of this Section 3.4.

SECTION 3.5         PAYMENT UPON REDEMPTION.

         (a) If the giving of notice of redemption shall have been completed as above provided, subject to the provisions of Section 3.2 the Debentures or portions of Debentures to be redeemed specified in such notice shall become due and payable on the date and at the place stated in such notice at the applicable Redemption Price, and interest on such Debentures or portions of Debentures shall cease to accrue on and after the date fixed for redemption, unless the Corporation shall default in the payment of such Redemption Price with respect to any such Debenture or portion thereof. On presentation and surrender of such Debentures on or after the date fixed for redemption at the place of payment specified in the notice, said Debentures shall be paid and redeemed at the Redemption Price (but if the date fixed for redemption is an Interest Payment Date, the interest installment payable on such date shall not be part of the Redemption Price and shall be payable instead to the registered holder at the close of business on the Regular Record Date next preceding the next succeeding Interest Payment Date).

         (b) Subject to the provisions of Article II, upon presentation of any Debenture that is to be redeemed in part only, the Corporation shall execute and the Trustee shall authenticate and the office or agency where the Debenture is presented shall make available for delivery to the holder thereof, at the expense of the Corporation, a new Debenture of authorized denomination in principal amount equal to the unredeemed portion of the Debenture so presented.

SECTION 3.6         NO SINKING FUND.

         The Debentures are not entitled to the benefit of any sinking fund.

                                  ARTICLE IV.
                      EXTENSION OF INTEREST PAYMENT PERIOD

SECTION 4.1         EXTENSION OF INTEREST PAYMENT PERIOD.

         So long as no Event of Default has occurred and is continuing, the Corporation shall have the right, at any time and from time to time during the term of the Debentures, to defer payments of interest by extending the interest payment period of such Debentures for a period not exceeding 20 consecutive quarters (the "Extended Interest Payment Period"), during which Extended Interest Payment Period no interest shall be due and payable; provided that no Extended Interest Payment Period may extend beyond the Maturity Date. Interest, which has been deferred because of the extension of the interest payment period pursuant to this Section 4.1, shall bear interest thereon at the rate of __% per annum, compounded quarterly during the Extended Interest Payment Period (the "Compounded Interest"). At the end of the Extended Interest Payment Period, the Corporation shall calculate (and deliver such calculation to the Trustee) and pay all interest accrued and unpaid on the Debentures, including any Additional Interest and Compounded Interest in respect of such period (together, "Deferred Interest") that shall be payable to the holders of the Debentures in whose names the Debentures are registered in the Debenture Register as of the close of business on the Regular Record Date immediately preceding the end of the Extended Interest Payment Period. Before the termination of any Extended Interest Payment Period, the Corporation may further extend such period, provided that such period together with all such further extensions thereof shall not exceed 20 consecutive quarters, or extend beyond the Maturity Date of the Debentures. Upon the termination of any Extended Interest Payment Period and upon the payment of all Deferred Interest then due, the Corporation may commence a new Extended Interest Payment Period, subject to the foregoing requirements. No interest shall be due and payable during an Extended Interest Payment Period, except at the end thereof, but the Corporation may prepay at any time all or any portion of the interest accrued during an Extended Interest Payment Period, which prepayments shall be payable to the holders of the Debentures in whose names the Debentures are registered in the Debenture Register as of the close of business on the Regular Record Date immediately preceding the date of prepayment.

SECTION 4.2         NOTICE OF EXTENSION.

         (a) If the Property Trustee is the only registered holder of the Debentures at the time the Corporation selects an Extended Interest Payment Period, the Corporation shall give written notice to the Administrative Trustees, the Property Trustee and the Trustee of its selection of such Extended Interest Payment Period at least one Business Day before the earlier of (i) the next succeeding date on which Distributions (as such term is defined in the Trust Agreement) on the Trust Securities issued by the Trust are payable; or (ii) the date the Trust is required to give notice of the record date or the date such Distributions are payable to the American Stock Exchange or other applicable self-regulatory organization or to holders of the Preferred Securities issued by the Trust, but in any event at least one Business Day before such record date.

         (b) If the Property Trustee is not the only holder of the Debentures at the time the Corporation selects an Extended Interest Payment Period, the Corporation shall give the holders of the Debentures and the Trustee written notice of its selection of such Extended Interest Payment Period at least one Business Day before the earlier of (i) the next succeeding Interest Payment Date; or (ii) the date the Corporation is required to give notice of the record or payment date of such interest payment to the Nasdaq SmallCap Market or other applicable self-regulatory organization or to holders of the Debentures, but in any event at least one Business Day before such record date.

         (c) The quarter in which any notice is given pursuant to paragraphs (a) or (b) of this Section 4.2 shall be counted as one of the 20 quarters permitted in the Minimum Extended Interest Payment Period permitted under Section 4.1.

SECTION 4.3         LIMITATION ON TRANSACTIONS.

         If (i) the Corporation shall exercise its right to defer payment of interest as provided in Section 4.1; (ii) there shall have occurred any Event of Default that is continuing; or (iii) the Corporation is in default with respect to its obligations under the Preferred Securities Guarantee, then (a) the Corporation will not and will not permit any Subsidiary to declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Corporation's capital stock (other than (1) the reclassification of any class of the Corporation's capital stock into another class of its capital stock; (2) dividends or distributions payable in any class of the Corporation's common stock, (3) any declaration of a dividend in connection with the implementation of a shareholder rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (4) payments under the Preferred Securities Guarantee and (5) purchases of the Corporation's common stock related to the rights under any of the Corporation's stock benefit plans for its or its Subsidiaries' directors, officers or employees); (b) the Corporation will not and will not permit any Subsidiary to make any payment of interest, principal or premium, if any, or repay, repurchase or redeem any debt securities issued by the Corporation (including Other Debentures) which rank pari passu with or junior to the Debentures; or make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any Subsidiary of the Corporation if such guarantee ranks pari passu with or is junior to the Debentures provided, however, that notwithstanding the foregoing the Corporation may make payments pursuant to its obligations under the Preferred Securities Guarantee; and (c) the Corporation shall not redeem, purchase or acquire less than all of the outstanding Debentures or any of the Preferred Securities.

                                  ARTICLE V.
                    PARTICULAR COVENANTS OF THE CORPORATION

SECTION 5.1         PAYMENT OF PRINCIPAL AND INTEREST.

         The Corporation shall duly and punctually pay or cause to be paid the principal of and interest on the Debentures at the time and place and in the manner provided herein.

SECTION 5.2         MAINTENANCE OF AGENCY.

         So long as any of the Debentures remain Outstanding, the Corporation shall maintain a designated office or agency in the Place of Payment where (i) Debentures may be presented for payment; (ii) Debentures may be presented as hereinabove authorized for registration of transfer and exchange; and (iii) notice and demands to or upon the Corporation in respect of the Debentures and this Indenture may be given or served, such designation to continue with respect to such office or agency until the Corporation shall, by written notice signed by its Chairman, President or a Vice President and delivered to the Trustee, designate some other office or agency for such purposes or any of them. If at any time the Corporation shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Corporation hereby appoints the Trustee as its agent to receive all such presentations, notices and demands. In addition to any such office or agency, the Corporation may from time to time designate one or more offices or agencies where the Debentures may be presented for registration or transfer and for exchange in the manner provided herein, and the Corporation may from time to time rescind such designation as the Corporation may deem desirable or expedient; provided, however, that no such designation or rescission shall in any manner relieve the Corporation of its obligation to maintain any such office or agency in the Place of Payment for such purposes. The Corporation shall give the Trustee prompt written notice of any such designation or rescission thereof.

SECTION 5.3         PAYING AGENTS.

         (a) If the Corporation shall appoint one or more paying agents for the Debentures, other than the Trustee, the Corporation shall cause each such paying agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this
Section 5.3:

                    (i) that it shall hold all sums held by it as such agent for the payment of the principal of or interest on the Debentures (whether such sums have been paid to it by the Corporation or by any other obligor of such Debentures) in trust for the benefit of the Persons entitled thereto;

                    (ii) that it shall give the Trustee prompt written notice of any failure by the Corporation (or by any other obligor of such Debentures) to make any payment of the principal of or interest on the Debentures when the same shall be due and payable;

                    (iii) that it shall, at any time during the continuance of any failure referred to in the preceding paragraph (a)(ii) above, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such paying agent; and

                    (iv) that it shall perform all other duties of paying agent as set forth in this Indenture.

         (b) If the Corporation shall act as its own paying agent with respect to the Debentures, it shall on or before each due date of the principal of or interest on such Debentures, set aside, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay such principal or interest so becoming due on Debentures until such sums shall be paid to such Persons or otherwise disposed of as herein provided and shall promptly notify the Trustee of such action, or any failure (by it or any other obligor on such Debentures) to take such action. Whenever the Corporation shall have one or more paying agents for the Debentures, it shall, prior to each due date of the principal of or interest on any Debentures, deposit with the paying agent a sum sufficient to pay the principal or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal or interest, and (unless such paying agent is the Trustee) the Corporation shall promptly notify the Trustee of this action or failure so to act.

         (c) Notwithstanding anything in this Section 5.3 to the contrary, (i) the agreement to hold sums in trust as provided in this Section
5.3 is subject to the provisions of Section 13.3 and 13.4; and (ii) the Corporation may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or direct any paying agent to pay, to the Trustee all sums held in trust by the Corporation or such paying agent, such sums to be held by the Trustee upon the same terms and conditions as those upon which such sums were held by the Corporation or such paying agent; and, upon such payment by any paying agent to the Trustee, such paying agent shall be released from all further liability with respect to such money.

SECTION 5.4         APPOINTMENT TO FILL VACANCY IN OFFICE OF TRUSTEE.

         The Corporation, whenever necessary to avoid or fill a vacancy in the office of Trustee, shall appoint, in the manner provided in Section 9.11, a Trustee that meets the requirements of Section 9.10, so that there shall at all times be a Trustee hereunder.

SECTION 5.5         COMPLIANCE WITH CONSOLIDATION PROVISIONS.

         The Corporation shall not, while any of the Debentures remain outstanding, consolidate with, or merge into, or merge into itself, or convey, transfer or lease all or substantially all of its property and assets to any other entity and no entity shall consolidate with or merge into the Corporation or convey, transfer or lease substantially all of its properties and assets to the Corporation, unless the provisions of Article XII hereof are complied with.

SECTION 5.6         LIMITATION ON TRANSACTIONS.

         If Debentures are issued to the Trust or a trustee of the Trust in connection with the issuance of Trust Securities by the Trust and (i) there shall have occurred any event that would constitute an Event of Default; (ii) the Corporation shall be in default with respect to its payment of any obligations under the Preferred Securities Guarantee relating to the Trust; or
(iii) the Corporation shall have given notice of its election to defer payments of interest on such Debentures by extending the interest payment period as provided in this Indenture and such period, or any extension thereof, shall be continuing, then (a) the Corporation will not and will not permit any Subsidiary to declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of Corporation's capital stock (other than (1) the reclassification of any class of the Corporation's capital stock into another class of capital stock, (2) dividends or distributions payable in any class of the Corporation's common stock, (3) any declaration of a dividend in connection with the implementation of a shareholder rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (4) payments under the Preferred Securities Guarantee and (5) purchases of the Corporation's common stock related to the rights under any of the Corporation's stock benefit plans for its or its subsidiaries' directors, officers or employees); (b) the Corporation will not and will not permit any Subsidiary to make any payment of interest, principal or premium, if any, or repay, repurchase or redeem any debt securities issued by the Corporation (including Other Debentures) which rank pari passu with or junior to the Debentures; or make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any subsidiary of the Corporation if such guarantee ranks pari passu with or junior to the Debentures; provided, however, that the Corporation may make payments pursuant to its obligations under the Preferred Securities Guarantee; and (c) the Corporation shall not redeem, purchase or acquire less than all of the outstanding Debentures or any of the Preferred Securities.

SECTION 5.7         COVENANTS AS TO THE TRUST.

         For so long as such Trust Securities of the Trust remain outstanding, the Corporation shall (i) maintain 100% direct or indirect ownership of the Common Securities of the Trust; provided, however, that any permitted successor of the Corporation under this Indenture may succeed to the Corporation's ownership of the Common Securities; (ii) not voluntarily dissolve, wind up or liquidate the Trust, except upon prior regulatory approval if then so required under applicable capital guidelines or regulatory policies, and use its reasonable efforts to cause the Trust (a) to remain a business trust, except in connection with a distribution of Debentures, the redemption of all of the Trust Securities of the Trust or certain mergers, consolidations or amalgamations, each as permitted by the Trust Agreement; and (b) to otherwise continue not to be treated as an association taxable as a corporation or partnership for United States federal income tax purposes; and (iii) use its reasonable efforts to cause each holder of Trust Securities to be treated as owning an individual beneficial interest in the Debentures. In connection with the distribution of the Debentures to the holders of the Preferred Securities issued by the Trust upon a Dissolution Event, the Corporation shall use its best efforts to list such Debentures on the Nasdaq SmallCap Market or on such other exchange as the Preferred Securities are then listed.

SECTION 5.8         COVENANTS AS TO PURCHASES.

         Prior to _______ __, 2005, the Corporation shall not purchase any Debentures, in whole or in part, from the Trust, except as otherwise permitted by Section 3.2.

SECTION 5.9         RESERVE FOR INTEREST PAYMENTS.

         For so long as the Debentures remain outstanding, the Corporation will not: (i) declare or pay cash dividends on, or purchase, redeem or acquire for value any shares of the capital stock of the Corporation, (ii) return any capital to holders of the capital stock of the Corporation, or (iii) make any distribution of assets to holders of the capital stock of the Corporation, unless the Corporation retains cash, cash equivalents or marketable securities (as determined in accordance with Generally Accepted Accounting Principles) in an amount sufficient to pay the next succeeding eight consecutive quarterly interest payments on the Debentures.

                                  ARTICLE VI.
                     DEBENTUREHOLDERS' LISTS AND REPORTS BY
                        THE CORPORATION AND THE TRUSTEE

SECTION 6.1 CORPORATION TO FURNISH TRUSTEE NAMES AND ADDRESSES OF DEBENTUREHOLDERS.

         The Corporation shall furnish or cause to be furnished to the Trustee a list, in such form as the Trustee may reasonably require, of the names and addresses of the holders of the Debentures as of each January 1 and June 30 of each year and at such other times as the Trustee may request in writing within 30 days after receipt by the Corporation; provided that the Corporation shall not be obligated to furnish or cause to furnish such list at any time that the list shall not differ in any respect from the most recent list furnished to the Trustee by the Corporation; provided, however, that, in either case, no such list need be furnished if the Trustee shall be the Debenture Registrar.

SECTION 6.2         PRESERVATION OF INFORMATION COMMUNICATIONS WITH
                    DEBENTUREHOLDERS.

         (a) The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the holders of Debentures contained in the most recent list furnished to it as provided in Section 6.1 and as to the names and addresses of holders of Debentures received by the Trustee in its capacity as registrar for the Debentures (if acting in such capacity) or in any other capacity in respect of the Debentures.

         (b) The Trustee may destroy any list furnished to it as provided in Section 6.1 upon receipt of a new list so furnished.

         (c) Debentureholders may communicate as provided in Section 312(b) of the Trust Indenture Act with other Debentureholders with respect to their rights under this Indenture or under the Debentures. The Trustee shall comply with the provisions of said Section and shall be entitled to the protections provided by Section 312(c) of the Trust Indenture Act.

SECTION 6.3         REPORTS BY THE CORPORATION.

         (a) The Corporation covenants and agrees to file with the Trustee, within 15 days after the Corporation is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) that the Corporation may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the

Corporation is not required to file information, documents or reports pursuant to either of such Sections, then to file with the Trustee and the Commission, in accordance with the rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports that may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations.

         (b) The Corporation covenants and agrees to file with the Trustee and the Commission, in accordance with the rules and regulations prescribed from to time by the Commission, such additional information, documents and reports with respect to compliance by the Corporation with the conditions and covenants provided for in this Indenture as may be required from time to time by such rules and regulations.

         (c) The Corporation covenants and agrees to transmit to the Debentureholders, in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act, within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Corporation pursuant to subsections (a) and (b) of this Section
6.3 as may be required by rules and regulations prescribed from time to time by the Commission.

         (d) Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Corporation's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

SECTION 6.4         REPORTS BY THE TRUSTEE.

         (a) The Trustee shall transmit to Debentureholders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to Section 313 of the Trust Indenture Act at the times and in the manner provided pursuant thereto. If required by Section 313(a) of the Trust Indenture Act, the Trustee shall, within sixty days after each May 15 following the date of this Indenture deliver to Debentureholders a brief report, dated as of such May 15, which complies with the provisions of such Section 313(a).

         (b) A copy of each such report shall, at the time of such transmission to Debentureholders, be filed by the Trustee with each stock exchange, if any, upon which the Debentures are listed, with the Commission and with the Corporation. The Corporation will promptly notify the Trustee when any Debentures become listed on any stock exchange.

SECTION 6.5         STATEMENTS AS TO DEFAULT.

         (a) The Corporation will deliver to the Trustee annually, within 120 days after the end of each of its fiscal years, a certificate, from its principal executive officer, principal financial officer or principal accounting officer, stating whether or not to the best knowledge of the signer thereof the Corporation is in compliance (without regard to periods of grace or notice requirements) with all conditions and covenants under this Indenture, and if the Corporation shall not be in compliance, specifying such non-compliance and the nature and status thereof of which such signer may have knowledge.

         (b) The Corporation shall deliver to the Trustee, as soon as possible and in any event within five days after the Corporation becomes aware of the occurrence of any Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officers' Certificate setting forth the details of such Event of Default or Default and the action which the Corporation proposes to take with respect thereto.

                                 ARTICLE VII.
                  REMEDIES OF THE TRUSTEE AND DEBENTUREHOLDERS
                              ON EVENT OF DEFAULT

SECTION 7.1         EVENTS OF DEFAULT.

         (a) Whenever used herein with respect to the Debentures, "Event of Default" means any one or more of the following events that has occurred and is continuing:

                    (i) the Corporation defaults in the payment of any installment of interest (including Additional Interest or Compounded Interest, if any) upon any of the Debentures, as and when the same shall become due and payable, and continuance of such default for a period of 30 days; provided, however, that a valid extension of an interest payment period by the Corporation in accordance with the terms of Article IV of this Indenture shall not constitute a default in the payment of interest for this purpose;

                    (ii) the Corporation defaults in the payment of the principal on the Debentures as and when the same shall become due and payable whether at maturity, upon redemption, by declaration of acceleration of maturity or otherwise;

                    (iii) the Corporation fails to observe or perform any other of its covenants or agreements with respect to the Debentures for a period of 90 days after the date on which written notice of such failure, requiring the same to be remedied and stating that such notice is a "Notice of Default" hereunder, shall have been given to the Corporation by the Trustee, by registered or certified mail, or to the Corporation and the Trustee by the holders of at least 25% in aggregate principal amount of the Debentures at the time Outstanding;

                    (iv) the Corporation pursuant to or within the meaning of any Bankruptcy Law (i) commences a voluntary case; (ii) consents to the entry of an order for relief against it in an involuntary case;
         (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property; or (iv) makes a general assignment for the benefit of its creditors;

                    (v) a court of competent jurisdiction enters an order under any Bankruptcy Law that (i) is for relief against the Corporation in an involuntary case; (ii) appoints a Custodian of the Corporation for all or substantially all of its property; or (iii) orders the liquidation of the Corporation, and the order or decree remains unstayed and in effect for 60 days; or

                    (vi) the Trust shall have voluntarily or involuntarily dissolved, wound-up its business or otherwise terminated its existence except in connection with (i) the distribution of Debentures to holders of Trust Securities in liquidation of their interests in the Trust; (ii) the redemption of all of the outstanding Trust Securities of the Trust; or (iii) certain mergers, consolidations or amalgamations, each as permitted by the Trust Agreement.

         (b) In each and every such case, unless the principal of all the Debentures shall have already become due and payable, either the Trustee or the holders of not less than 25% in aggregate principal amount of the Debentures then Outstanding hereunder, by notice in writing to the Corporation (and to the Trustee if given by such Debentureholders) may declare the principal of all the Debentures to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, notwithstanding anything contained in this Indenture or in the Debentures.

         (c) At any time after the principal of the Debentures shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, the holders of a majority in aggregate principal amount of the Debentures then Outstanding hereunder, by written notice to the Corporation and the Trustee, may rescind and annul such declaration and its consequences if: (i) the Corporation has paid or deposited with the Trustee a sum sufficient to pay all matured installments of interest (including Additional Interest and Compounded Interest, if any) upon all the Debentures and the principal of any and all Debentures that shall have become due otherwise than by acceleration (and, without duplication of any of the foregoing, interest upon such principal, and upon overdue installments of interest, at the rate per annum expressed in the Debentures to the date of such payment or deposit) and the amount payable to the Trustee under Section 9.7; and (ii) any and all Events of Default under this Indenture, other than the nonpayment of principal on Debentures that shall not have become due by their terms, shall have been remedied or waived as provided in Section 7.6. No such rescission and annulment shall extend to or shall affect any subsequent default or impair any right consequent thereon.

         (d) In case the Trustee shall have proceeded to enforce any right with respect to Debentures under this Indenture and such proceedings shall have been discontinued or abandoned because of such rescission or annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Corporation and the Trustee shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Corporation and the Trustee shall continue as though no such proceedings had been taken.

SECTION 7.2         COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY
                    TRUSTEE.

         (a) The Corporation covenants that (1) in case it shall default in the payment of any installment of interest (including Additional Interest and Compounded Interest) on any of the Debentures, and such default shall have continued for a period of 90 Business Days; or (2) in case it shall default in the payment of the principal of any of the Debentures when the same shall have become due and payable, whether upon maturity of the Debentures or upon redemption or upon declaration or otherwise, then, upon demand of the Trustee, the Corporation shall pay to the Trustee, for the benefit of the holders of the Debentures, the whole amount that then shall have been become due and payable on all such Debentures for principal or interest, or both, as the case may be, with interest upon the overdue principal and (if the Debentures are held by the Trust or a trustee of the Trust, without duplication of any other amounts paid by the Trust or trustee in respect thereof) upon overdue installments of interest at the rate per annum expressed in the Debentures; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, and the amount payable to the Trustee and its counsel under Section 9.7.

         (b) If the Corporation shall fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Corporation or other obligor upon the Debentures and collect the monies adjudged or decreed to be payable in the manner provided by law out of the property of the Corporation or other obligor upon the Debentures, wherever situated.

         (c) In case of any receivership, insolvency, liquidation, bankruptcy, reorganization, readjustment, arrangement, composition or judicial proceedings affecting the Corporation or the creditors or property of either, the Trustee shall have power to intervene in such proceedings and take any action therein that may be permitted by the court and shall (except as may be otherwise provided by law) be entitled to file such proofs of claim and other papers and documents as may be necessary or advisable in order to have the claims of the Trustee and of the holders of the Debentures allowed for the entire amount due and payable by the Corporation under this Indenture at the date of institution of such proceedings and for any additional amount that may become due and payable by the Corporation after such date, and to collect and receive any monies or other property payable or deliverable on any such claim, and to distribute the same after the deduction of the amount payable to the Trustee and its counsel under Section 9.7; and any receiver, assignee or trustee in bankruptcy or reorganization is hereby authorized by each of the holders of the Debentures to make such payments to the Trustee, and, in the event that the Trustee shall consent to the making of such payments directly to such Debentureholders, to pay to the Trustee any amount due it under Section 9.7.

         (d) All rights of action and of asserting claims under this Indenture, or under any of the terms established with respect to Debentures, may be enforced by the Trustee without the possession of any of such Debentures, or the production thereof at any trial or other proceeding relating thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for payment to the Trustee of any amounts due under Section 9.7, be for the ratable benefit of the holders of the Debentures. In case of an Event of Default hereunder, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law. Nothing contained herein shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Debentureholder any plan of reorganization, arrangement, adjustment or composition affecting the Debentures or the rights of any holder thereof or to authorize the Trustee to vote in respect of the claim of any Debentureholder in any such proceeding.

SECTION 7.3         APPLICATION OF MONIES COLLECTED.

         Any monies or other assets collected by the Trustee pursuant to this
Article VII with respect to the Debentures shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such monies or other assets on account of principal or interest, upon presentation of the Debentures, and notation thereon of the payment, if only partially paid, and upon surrender thereof if fully paid:

         FIRST:     To the payment of costs and expenses of collection and of
         all amounts payable to the Trustee under Section 9.7;

         SECOND:    To the payment of all Senior Indebtedness of the
         Corporation if and to the extent required by Article XVI; and

         THIRD:     To the payment of the amounts then due and unpaid upon the
         Debentures for principal and interest, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Debentures for principal and interest, respectively.

         FOURTH:    Any remaining balance to the Corporation.

SECTION 7.4         LIMITATION ON SUITS.

         (a) No holder of any Debenture shall have any right by virtue or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless (i) such holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof with respect to the Debentures specifying such Event of Default, as hereinbefore provided; (ii) the holders of not less than 25% in aggregate principal amount of the Debentures then Outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as trustee hereunder; (iii) such holder or holders shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby; (iv) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity, shall have failed to institute any such action, suit or proceeding; and (v) during such 60 day period, the holders of a majority in principal amount of the Debentures do not give the Trustee a direction inconsistent with the request.

         (b) Notwithstanding anything contained herein to the contrary or any other provisions of this Indenture, the right of any holder of the Debentures to receive payment of the principal of and interest on the Debentures, as therein provided, on or after the respective due dates expressed in such Debenture (or in the case of redemption, on the redemption date), or to institute suit for the enforcement of any such payment on or after such respective dates (or redemption date), shall not be impaired or affected without the consent of such holder and by accepting a Debenture hereunder it is expressly understood, intended and covenanted by the taker and holder of every Debenture with every other such taker and holder and the Trustee, that no one or more holders of Debentures shall have any right in any manner whatsoever by virtue or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of the holders of any other of such Debentures, or to obtain or seek to obtain priority over or preference to any other such holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all holders of Debentures. For the protection and enforcement of the provisions of this Section 7.4, each and every Debentureholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

SECTION 7.5         RIGHTS AND REMEDIES CUMULATIVE; DELAY OR OMISSION NOT
                    WAIVER.

         (a) Except as otherwise provided in Section 2.8, all powers and remedies given by this Article VII to the Trustee or to the Debentureholders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any other powers and remedies available to the Trustee or the holders of the Debentures, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture or otherwise established with respect to such Debentures.

         (b) No delay or omission of the Trustee or of any holder of any of the Debentures to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such default or an acquiescence therein; and, subject to the provisions of Section 7.4, every power and remedy given by this Article VII or by law to the Trustee or the Debentureholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Debentureholders.

SECTION 7.6         CONTROL BY DEBENTUREHOLDERS.

         The holders of a majority in aggregate principal amount of the Debentures at the time Outstanding, determined in accordance with Section 10.4, shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee; provided, however, that such direction shall not be in conflict with any rule of law or with this Indenture. Subject to the provisions of Section 9.1, the Trustee shall have the right to decline to follow any such direction if the Trustee in good faith shall, by a Responsible Officer or Officers of the Trustee, determine that the proceeding so directed would involve the Trustee in personal liability. The holders of a majority in aggregate principal amount of the Debentures at the time Outstanding affected thereby, determined in accordance with Section 10.4, may on behalf of the holders of all of the Debentures waive any past default in the performance of any of the covenants contained herein and its consequences, except (i) a default in the payment of the principal of or interest on, any of the Debentures as and when the same shall become due by the terms of such Debentures otherwise than by acceleration (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal, other than principal maturing because of the acceleration, has been deposited with the Trustee (in accordance with Section 7.1(c)); (ii) a default in the covenants contained in Section 4.3; or (iii) in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the holder of each Outstanding Debenture affected; provided, however, that if the Debentures are held by the Trust or a trustee of the Trust, such waiver or modification to such waiver shall not be effective until the holders of a majority in liquidation preference of Preferred Securities of the Trust shall have consented to such waiver or modification to such waiver; provided further, that if the consent of the holder of each Outstanding Debenture is required, such waiver shall not be effective until each holder of the Preferred Securities of the Trust shall have consented to such waiver. Upon any such waiver, the default covered thereby shall be deemed to be cured for all purposes of this Indenture and the Corporation, the Trustee and the holders of the Debentures shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

SECTION 7.7         UNDERTAKING TO PAY COSTS.

         All parties to this Indenture agree, and each holder of any Debentures by such holder's acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 7.7 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Debentureholder, or group of Debentureholders, holding more than 10% in aggregate principal amount of the Outstanding Debentures, or to any suit instituted by any Debentureholder for the enforcement of the payment of the principal of or interest on the Debentures, on or after the respective due dates expressed in such Debenture or established pursuant to this Indenture.

SECTION 7.8         DIRECT ACTION BY HOLDERS OF PREFERRED SECURITIES.

         Any registered holder of the Preferred Securities issued by the Trust shall have the right, upon the occurrence of an Event of Default described in
Section 7.1(a)(i) or 7.1(a)(ii), to institute a suit directly against the Corporation for enforcement of payment to such holder of principal of and (subject to Sections 2.4 and 4.1) interest (including any Additional Interest) on the Debentures having a principal amount equal to the aggregate Liquidation Amount (as defined in the Trust Agreement) of such Preferred Securities held by such holder. The Corporation may not amend this Indenture to remove this right to institute a suit directly against the Corporation without the prior consent of the holders of all the Preferred Securities.

                                 ARTICLE VIII.
                      FORM OF DEBENTURE AND ORIGINAL ISSUE

SECTION 8.1         FORM OF DEBENTURE.

         The Debenture and the Trustee's Certificate of Authentication to be endorsed thereon are to be substantially in the forms contained as Exhibit A attached hereto and incorporated herein by reference.

SECTION 8.2         ORIGINAL ISSUE OF DEBENTURES.

         Debentures in the aggregate principal amount of up to $_________ may, upon execution of this Indenture, be executed by the Corporation and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and make available for delivery said Debentures to or upon the written order of the Corporation, signed by its Chairman, its President, or any Vice President and its Treasurer or an Assistant Treasurer, without any further action by the Corporation.

                                  ARTICLE IX.
                             CONCERNING THE TRUSTEE

SECTION 9.1         CERTAIN DUTIES AND RESPONSIBILITIES.

         (a) The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform with respect to the Debentures such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants shall be read into this Indenture against the Trustee. In case an Event of Default has occurred that has not been cured or waived, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

         (b) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (1) prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default that may have occurred:

                              (i)       the duties and obligations of the
                  Trustee shall, with respect to the Debentures, be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable with respect to the Debentures except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                              (ii) in the absence of bad faith on the part of the Trustee, the Trustee may with respect to the Indenture conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;

                  (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

                  (3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of not less than a majority in principal amount of the Debentures at the time outstanding (within the meaning of Section 316(a) of the Trust Indenture Act) relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Indenture with respect to the Debentures; and

                  (4) none of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Indenture or adequate indemnity against such risk is not reasonably assured to it.

SECTION 9.2       NOTICE OF DEFAULTS.

         The Trustee shall transmit by mail to all holders of the Debentures, in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act, notice of any default hereunder, within 90 days after the occurrence thereof; provided, however, that, except in the case of any default in the payment of the principal or interest (including Additional Interest and Compounded Interest, if any) on any Debenture, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of the directors and/or Responsible Officers of the Trustee determines in good faith that the withholding of such notice is in the interests of the holders of such Debentures. For the purposes of this Section 9.2, the term "default" means any event which is, or after notice or lapse of time or both, would become, an Event of Default with respect to the Debentures.

SECTION 9.3       CERTAIN RIGHTS OF TRUSTEE.

         Except as otherwise provided in Section 9.1 or elsewhere in this
Indenture:

         (a) The Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, security or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

         (b) Any request, direction, order or demand of the Corporation mentioned herein shall be sufficiently evidenced by a Board Resolution or an instrument signed in the name of the Corporation by the Chairman, President or any Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer thereof (unless other evidence in respect thereof is specifically prescribed herein);

         (c) The Trustee shall not be deemed to have knowledge of a default or an Event of Default, other than an Event of Default specified in
Section 7.1(a)(i) or (ii), unless and until it receives notification of such Event of Default from the Corporation or by holders of at least 25% of the aggregate principal amount of the Debentures at the time Outstanding;

         (d) The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted hereunder in good faith and in reliance thereon;

         (e) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Debentureholders, pursuant to the provisions of this Indenture, unless such Debentureholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default (that has not been cured or waived) to exercise with respect to the Debentures such of the rights and powers vested in it by this Indenture, and to use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

         (f) The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

         (g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, security, or other papers or documents, but the Trustee in its discretion may make such inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such inquiry or investigation, it shall be entitled to examine the books, records and premises of the Corporation, personally or by agent or attorney; and

         (h) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

SECTION 9.4         TRUSTEE NOT RESPONSIBLE FOR RECITALS, ETC.

         (a) The Recitals contained herein and in the Debentures, except the certificates of authentication, shall be taken as the statements of the Corporation, and the Trustee assumes no responsibility for the correctness of the same.

         (b) The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Debentures.

         (c) The Trustee shall not be accountable for the use or application by the Corporation of any of the Debentures or of the proceeds of such Debentures, or for the use or application of any monies paid over by the Trustee in accordance with any provision of this Indenture, or for the use or application of any monies received by any paying agent other than the Trustee.



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

SECTION 9.5         MAY HOLD DEBENTURES.

         The Trustee or any paying agent or registrar for the Debentures, in its individual or any other capacity, may become the owner or pledgee of Debentures and, subject to Sections 9.9 and 9.14, may otherwise deal with the Corporation with the same rights it would have if it were not Trustee, paying agent or Debenture Registrar.

SECTION 9.6         MONIES HELD IN TRUST.

         Subject to the provisions of Section 13.5, all monies received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any monies received by it hereunder except such as it may agree in writing with the Corporation to pay thereon.

SECTION 9.7         COMPENSATION AND REIMBURSEMENT.

         The Corporation agrees:

                    (1) to pay to the Trustee from time to time such compensation as the Corporation and the Trustee shall from time to time agree in writing for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

                    (2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

                    (3) to the fullest extent permitted by law, to indemnify each of the Trustee or any predecessor Trustee and their agents for, and to hold them harmless against, any and all loss, damage, claims, liability or expense, including taxes (other than taxes based upon, measured by or determined by the income of the Trustee), arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent that such loss, damage, claim, liability or expense is due to its own negligence or bad faith.

         The Trustee shall have a lien prior to the Debentures as to all property and funds held by it hereunder for any amount owing it or any predecessor Trustee pursuant to this Section 9.7, except with respect to funds held in trust for the benefit of the holders of particular Debentures. When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 7.1(a)(iv), Section 7.1(a)(v) or 7.1(a)(vi), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Bankruptcy Law.

         The provisions of this Section shall survive the termination of this Indenture.

SECTION 9.8         RELIANCE ON OFFICERS' CERTIFICATE.

         Except as otherwise provided in Section 9.1, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting to take any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers' Certificate delivered to the

Trustee and such certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted to be taken by it under the provisions of this Indenture upon the faith thereof.

SECTION 9.9         DISQUALIFICATION: CONFLICTING INTERESTS.

         If the Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Trustee and the Corporation shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act; provided, however, that for purposes of the first proviso contained in Section 310 (b) of the Trust Indenture Act, the Trust Agreement and Preferred Securities Guarantee shall be deemed to be specifically described in this Indenture.

SECTION 9.10        CORPORATE TRUSTEE REQUIRED ELIGIBILITY.

         There shall at all times be a Trustee with respect to the Debentures issued hereunder which shall at all times be a corporation organized and doing business under the laws of the United States of America or any State or Territory thereof or of the District of Columbia or a corporation or other Person permitted to act as trustee by the Commission, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, and subject to supervision or examination by federal, state, territorial, or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 9.10, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Corporation may not, nor may any Person directly or indirectly controlling, controlled by, or under common control with the Corporation, serve as Trustee. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this
Section 9.10, the Trustee shall resign immediately in the manner and with the effect specified in Section 9.11.

SECTION 9.11        RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR.

         (a) The Trustee or any successor hereafter appointed, may at any time resign by giving written notice thereof to the Corporation and by transmitting notice of resignation by mail, first class postage prepaid, to the Debentureholders, as their names and addresses appear upon the Debenture Register. Upon receiving such notice of resignation, the Corporation shall promptly appoint a successor trustee with respect to Debentures by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the mailing of such notice of resignation, the resigning Trustee may petition at the expense of the Corporation any court of competent jurisdiction for the appointment of a successor trustee with respect to Debentures, or any Debentureholder who has been a bona fide holder of a Debenture or Debentures for at least six months may, subject to the provisions of Section 9.9, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon after such notice, if any, as it may deem proper, appoint a successor trustee.

         (b)        In case at any time any one of the following shall occur,

                    (i) the Trustee shall fail to comply with the provisions of Section 9.9 after written request therefor by the Corporation or by any Debentureholder who has been a bona fide holder of a Debenture or Debentures for at least six months; or

                    (ii) the Trustee shall cease to be eligible in accordance with the provisions of Section 9.10 and shall fail to resign after written request therefor by the Corporation or by any such Debentureholder; or

                    (iii) the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or commence a voluntary bankruptcy proceeding, or a receiver of the Trustee or of its



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

         property shall be appointed or consented to, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, the Corporation may remove the Trustee with respect to all Debentures and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 9.9, unless the Trustee's duty to resign is stayed as provided herein, any Debentureholder who has been a bona fide holder of a Debenture or Debentures for at least six months may, on behalf of that holder and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

         (c) The holders of a majority in aggregate principal amount of the Debentures at the time Outstanding may at any time remove the Trustee by so notifying the Trustee and the Corporation and may appoint a successor Trustee with the consent of the Corporation. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after such notification, the Trustee may petition at the expense of the Corporation any court of competent jurisdiction for the appointment of a successor trustee with respect to Debentures, or any Debentureholder who has been a bona fide holder of a Debenture or Debentures for at least six months may, subject to the provisions of Section 9.9, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may appoint a successor trustee.

         (d) No resignation or removal of the Trustee and no appointment of a successor trustee with respect to the Debentures pursuant to any of the provisions of this Section 9.11 shall become effective until acceptance of appointment by the successor trustee as provided in Section 9.12.

SECTION 9.12        ACCEPTANCE OF APPOINTMENT BY SUCCESSOR.

         (a) In case of the appointment hereunder of a successor trustee with respect to the Debentures, every successor trustee so appointed shall execute, acknowledge and deliver to the Corporation and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Corporation or the successor trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor trustee all the rights, powers, and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor trustee all property and money held by such retiring Trustee hereunder.

         (b) Upon request of any successor trustee, the Corporation shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor trustee all such rights, powers and trusts referred to in paragraph (a) of this Section 9.12.

         (c) No successor trustee shall accept its appointment unless at the time of such acceptance such successor trustee shall be qualified and eligible under this Article IX.

         (d) Upon acceptance of appointment by a successor trustee as provided in this Section 9.12, the Corporation shall transmit notice of the succession of such trustee hereunder by mail, first class postage prepaid, to the Debentureholders, as their names and addresses appear upon the Debenture Register. If the Corporation fails to transmit such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be transmitted at the expense of the Corporation.

SECTION 9.13        MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO
                    BUSINESS.

         Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the



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

Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be qualified under the provisions of Section 9.9 and eligible under the provisions of Section 9.10, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. In case any Debentures shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Debentures so authenticated with the same effect as if such successor Trustee had itself authenticated such Debentures.

SECTION 9.14        PREFERENTIAL COLLECTION OF CLAIMS AGAINST THE CORPORATION.

         The Trustee shall comply with Section 311(a) of the Trust Indenture Act, excluding any creditor relationship described in Section 311(b) of the Trust Indenture Act. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the Trust Indenture Act to the extent included therein.

                                  ARTICLE X.
                        CONCERNING THE DEBENTUREHOLDERS

SECTION 10.1        EVIDENCE OF ACTION BY HOLDERS.

         (a) Whenever in this Indenture it is provided that the holders of a majority or specified percentage in aggregate principal amount of the Debentures may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action the holders of such majority or specified percentage have joined therein may be evidenced by any instrument or any number of instruments of similar tenor executed by such holders of Debentures in Person or by agent or proxy appointed in writing.

         (b) If the Corporation shall solicit from the Debentureholders any request, demand, authorization, direction, notice, consent, waiver or other action, the Corporation may, at its option, as evidenced by an Officers' Certificate, fix in advance a record date for the determination of Debentureholders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other action, but the Corporation shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other action may be given before or after the record date, but only the Debentureholders of record at the close of business on the record date shall be computed to be Debentureholders for the purposes of determining whether Debentureholders of the requisite proportion of Outstanding Debentures have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other action, and for that purpose the Outstanding Debentures shall be computed as of the record date; provided, however, that no such authorization, agreement or consent by such Debentureholders on the record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

SECTION 10.2        PROOF OF EXECUTION BY DEBENTUREHOLDERS.

         Subject to the provisions of Section 9.1, proof of the execution of any instrument by a Debentureholder (such proof shall not require notarization) or his agent or proxy and proof of the holding by any Person of any of the Debentures shall be sufficient if made in the following manner:

         (a) The fact and date of the execution by any such Person of any instrument may be proved in any reasonable manner acceptable to the Trustee.

         (b) The ownership of Debentures shall be proved by the Debenture Register of such Debentures or by a certificate of the Debenture Registrar thereof.

         (c) The Trustee may require such additional proof of any matter referred to in this Section 10.2 as it shall deem necessary.



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

SECTION 10.3        WHO MAY BE DEEMED OWNERS.

         Prior to the due presentment for registration of transfer of any Debenture, the Corporation, the Trustee, any paying agent, any Authenticating Agent and any Debenture Registrar may deem and treat the Person in whose name such Debenture shall be registered upon the books of the Corporation as the absolute owner of such Debenture (whether or not such Debenture shall be overdue and notwithstanding any notice of ownership or writing thereon made by anyone other than the Debenture Registrar) for the purpose of receiving payment of or on account of the principal of and interest on such Debenture (subject to Section 2.3) and for all other purposes; and neither the Corporation nor the Trustee nor any paying agent nor any Authenticating Agent nor any Debenture Registrar shall be affected by any notice to the contrary.

SECTION 10.4        CERTAIN DEBENTURES OWNED BY CORPORATION DISREGARDED.

         In determining whether the holders of the requisite aggregate principal amount of Debentures have concurred in any direction, consent or waiver under this Indenture, the Debentures that are owned by the Corporation or any other obligor on the Debentures or by any Person directly or indirectly controlling or controlled by, or under common control with, the Corporation or any other obligor on the Debentures shall be disregarded and deemed not to be Outstanding for the purpose of any such determination, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver, only Debentures that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded. The Debentures so owned that have been pledged in good faith may be regarded as Outstanding for the purposes of this Section 10.4, if the pledgee shall establish to the satisfaction of the Trustee the pledgee's right so to act with respect to such Debentures and that the pledgee is not a Person directly or indirectly, controlling or controlled by, or under direct or indirect common control with, the Corporation or any such other obligor. In case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee.

SECTION 10.5        ACTIONS BINDING ON FUTURE DEBENTUREHOLDERS.

         At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 10.1, of the taking of any action by the holders of the majority or percentage in aggregate principal amount of the Debentures specified in this Indenture in connection with such action, any holder of a Debenture that is shown by the evidence to be included in the Debentures the holders of which have consented to such action may, by filing written notice with the Trustee, and upon proof of holding as provided in Section 10.2, revoke such action so far as concerns such Debenture. Except as aforesaid any such action taken by the holder of any Debenture shall be conclusive and binding upon such holder and upon all future holders and owners of such Debenture, and of any Debenture issued in exchange therefor, on registration of transfer thereof or in place thereof, irrespective of whether or not any notation in regard thereto is made upon such Debenture. Any action taken by the holders of the majority or percentage in aggregate principal amount of the Debentures specified in this Indenture in connection with such action shall be conclusively binding upon the Corporation, the Trustee and the holders of all the Debentures.

                                  ARTICLE XI.
                            SUPPLEMENTAL INDENTURES

SECTION 11.1        SUPPLEMENTAL INDENTURES WITHOUT THE CONSENT OF
                    DEBENTUREHOLDERS.

         In addition to any supplemental indenture otherwise authorized by this Indenture, the Corporation and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act as then in effect), without the consent of the Debentureholders, for one or more of the following purposes:

         (a) to cure any ambiguity, defect, or inconsistency herein or in the Debentures;

         (b)        to comply with Article X;

         (c) to provide for uncertificated Debentures in addition to or in place of certificated Debentures;

         (d) to add to the covenants of the Corporation for the benefit of the holders of all or any of the Debentures or to surrender any right or power herein conferred upon the Corporation;

         (e) to evidence the succession of another corporation to the Corporation, and the assumption by any such successor of the covenants of the Corporation herein and in the Debentures contained;

         (f) to convey, transfer, assign, mortgage or pledge to or with the Trustee any property or assets which the Corporation may desire to convey, transfer, assign, mortgage or pledge;

         (g) to add to, delete from, or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication, and delivery of Debentures, as herein set forth;

         (h) to make any change that does not adversely affect the rights of any Debentureholder in any material respect;

         (i) to provide for the issuance of and establish the form and terms and conditions of the Debentures, to establish the form of any certifications required to be furnished pursuant to the terms of this Indenture or of the Debentures, or to add to the rights of the holders of the Debentures; or

         (j) to qualify or maintain the qualification of this Indenture under the Trust Indenture Act.

         The Trustee is hereby authorized to join with the Corporation in the execution of any such supplemental indenture, and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into any such supplemental indenture that adversely affects the Trustee's own rights, duties or immunities under this Indenture or otherwise. Any supplemental indenture authorized by the provisions of this Section 11.1 may be executed by the Corporation and the Trustee without the consent of the holders of any of the Debentures at the time Outstanding, notwithstanding any of the provisions of Section 11.2.

SECTION 11.2        SUPPLEMENTAL INDENTURES WITH CONSENT OF DEBENTUREHOLDERS.

         With the consent (evidenced as provided in Section 10.1) of the holders of not less than a majority in aggregate principal amount of the Debentures at the time Outstanding, the Corporation, when authorized by Board Resolutions, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act as then in effect) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner not covered by Section 11.1 the rights of the holders of the Debentures under this Indenture; provided, however, that no such supplemental indenture shall without the consent of the holders of each Debenture then Outstanding and affected thereby, (i) extend the fixed maturity of any Debentures, reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon (other than the Corporation's right to defer interest pursuant to this Indenture), without the consent of the holder of each Debenture so affected; or (ii) reduce the aforesaid percentage of Debentures, the holders of which are required to consent to any such supplemental indenture; provided further, that if the Debentures are held by the Trust or a trustee of the Trust, such supplemental indenture shall not be effective until the holders of a majority in liquidation preference of Trust Securities of the Trust shall have consented to such supplemental indenture; provided further, that if the consent of the holder of each Outstanding Debenture is required, such supplemental indenture shall not be effective until each holder of the Trust Securities of the Trust shall have consented to such supplemental indenture. It shall not be necessary for the consent of the Debentureholders affected thereby under this Section 11.2 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

SECTION 11.3        EFFECT OF SUPPLEMENTAL INDENTURES.

         Upon the execution of any supplemental indenture pursuant to the provisions of this Article XI, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Corporation and the holders of Debentures shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

SECTION 11.4        DEBENTURES AFFECTED BY SUPPLEMENTAL INDENTURES.

         Debentures affected by a supplemental indenture that are authenticated and delivered after the execution of such supplemental indenture pursuant to the provisions of this Article XI may bear a notation in form approved by the Corporation, provided such form meets the requirements of any exchange upon which the Debentures may be listed, as to any matter provided for in such supplemental indenture. If the Corporation shall so determine, new Debentures so modified as to conform, in the opinion of the Board of Directors of the Corporation, to any modification of this Indenture contained in any such supplemental indenture may be prepared by the Corporation, authenticated by the Trustee and delivered in exchange for the Debentures then Outstanding.

SECTION 11.5        EXECUTION OF SUPPLEMENTAL INDENTURES.

         (a) Upon the request of the Corporation, accompanied by Board Resolutions authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Debentureholders required to consent thereto as aforesaid, the Trustee shall join with the Corporation in the execution of such supplemental indenture unless such supplemental indenture adversely affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion but shall not be obligated to enter into such supplemental indenture. The Trustee, subject to the provisions of Section 9.1, may receive an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant to this Article XI is authorized or permitted by, and conforms to, the terms of this Article XI and that it is proper for the Trustee under the provisions of this Article XI to join in the execution thereof.

         (b) Promptly after the execution by the Corporation and the Trustee of any supplemental indenture pursuant to the provisions of this
Section 11.5, the Trustee shall transmit by mail, first class postage prepaid, a notice, setting forth in general terms the substance of such supplemental indenture, to the Debentureholders as their names and addresses appear upon the Debenture Register. Any failure of the Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

                                 ARTICLE XII.
                             SUCCESSOR CORPORATION

SECTION 12.1        CORPORATION MAY CONSOLIDATE, ETC.

         Nothing contained in this Indenture or in any of the Debentures shall prevent any consolidation or merger of the Corporation with or into any other corporation or corporations (whether or not affiliated with the Corporation, as the case may be), or successive consolidations or mergers in which the Corporation, as the case may be, or its successor or successors shall be a party or parties, or shall prevent any sale, conveyance, transfer or other disposition of the property of the Corporation, as the case may be, or its successor or successors as an entirety, or substantially as an entirety, to any other corporation (whether or not affiliated with the Corporation, as the case may be, or its successor or successors) authorized to acquire and operate the same; provided, however, the Corporation hereby covenants and agrees that, (i) upon any such consolidation, merger, sale, conveyance, transfer or other disposition, the due and punctual payment, in the case of the Corporation, of the principal of and interest on all of the Debentures, according to their tenor and the due and punctual performance and observance of all the covenants and conditions of this Indenture to be kept or performed by the Corporation as the case may be, shall be expressly assumed, by supplemental indenture (which shall conform to the provisions of the Trust Indenture Act, as then in effect) satisfactory in form to the Trustee executed and delivered to the Trustee by the entity formed by such consolidation, or into which the Corporation, as the case may be, shall have been merged, or by the entity which shall have acquired such property; (ii) in case the Corporation consolidates with or merges into another Person or conveys or transfers its properties and assets substantially then as an entirety to any Person, the successor Person is organized under the laws of the United States or any state or the District of Columbia; and (iii) immediately after giving effect thereto, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing.

SECTION 12.2        SUCCESSOR CORPORATION SUBSTITUTED.

         (a) In case of any such consolidation, merger, sale, conveyance, transfer or other disposition and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of, in the case of the Corporation, the due and punctual payment of the principal of and interest on all of the Debentures Outstanding and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Corporation, as the case may be, such successor corporation shall succeed to and be substituted for the Corporation, with the same effect as if it had been named as the Corporation herein, and thereupon the predecessor corporation shall be relieved of all obligations and covenants under this Indenture and the Debentures.

         (b) In case of any such consolidation, merger, sale, conveyance, transfer or other disposition such changes in phraseology and form (but not in substance) may be made in the Debentures thereafter to be issued as may be appropriate.

         (c) Nothing contained in this Indenture or in any of the Debentures shall prevent the Corporation from merging into itself or acquiring by purchase or otherwise all or any part of the property of any other Person (whether or not affiliated with the Corporation).

SECTION 12.3        EVIDENCE OF CONSOLIDATION, ETC. TO TRUSTEE.

         The Trustee, subject to the provisions of Section 9.1, may receive an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, conveyance, transfer or other disposition, and any such assumption, comply with the provisions of this Article XII.

                                 ARTICLE XIII.
                           SATISFACTION AND DISCHARGE

SECTION 13.1        SATISFACTION AND DISCHARGE OF INDENTURE.

         If at any time: (a) the Corporation shall have delivered to the Trustee for cancellation all Debentures theretofore authenticated (other than any Debentures that shall have been destroyed, lost or stolen and that shall have been replaced or paid as provided in Section 2.8 and Debentures for whose payment money or Governmental Obligations have theretofore been deposited in trust or segregated and held in trust by the Corporation (and thereupon repaid to the Corporation or retained by Corporation and discharged from such trust, as provided in Section 13.5)); or (b) all such Debentures not theretofore delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and the Corporation shall deposit or cause to be deposited with the Trustee as trust funds the entire amount in monies or Governmental Obligations sufficient or a combination thereof, sufficient in the opinion of a nationally recognized firm of independent public accountants expressed in written certification thereof delivered to the Trustee, to pay at maturity or upon redemption all Debentures not theretofore delivered to the Trustee for cancellation, including principal and interest due or to become due to such date of maturity or date fixed for redemption, as the case may be, and if the Corporation shall also pay or cause to be paid all other sums payable hereunder by the Corporation; then this Indenture shall thereupon cease to be of further effect except for the provisions of Sections 2.3, 2.6, 2.8, 5.1, 5.2, 5.3 and 9.10, that shall survive until the date of maturity or redemption date, as the case may be, and Sections 9.7 and 13.5, that shall survive to such date and thereafter, and the Trustee, on demand of the Corporation and at the cost and expense of the Corporation, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture.

SECTION 13.2        DISCHARGE OF OBLIGATIONS.

         If at any time all Debentures not heretofore delivered to the Trustee for cancellation or that have not become due and payable as described in
Section 13.1 shall have been paid by the Corporation by depositing irrevocably with the Trustee as trust funds monies or an amount of Governmental Obligations sufficient to pay at maturity or upon redemption all Debentures not theretofore delivered to the Trustee for cancellation, including principal and interest due or to become due to such date of maturity or date fixed for redemption, as the case may be, and if the Corporation shall also pay or cause to be paid all other sums payable hereunder by the Corporation, then after the date such monies or Governmental Obligations, as the case may be, are deposited with the Trustee, the obligations of the Corporation under this Indenture shall cease to be of further effect except for the provisions of Sections 2.3, 2.6, 2.8, 5.1, 5.2, 5.3, 9.7, 9.10 and 13.5 hereof that shall survive until such Debentures shall mature and be paid. Thereafter, Sections 9.7 and 13.5 shall survive.

SECTION 13.3        DEPOSITED MONIES TO BE HELD IN TRUST.

         All monies or Governmental Obligations deposited with the Trustee pursuant to Sections 13.1 or 13.2 shall be held in trust and shall be available for payment as due, either directly or through any paying agent (including the Corporation acting as its own paying agent), to the holders of the Debentures for the payment or redemption of which such Monies or Governmental Obligations have been deposited with the Trustee.

         The Corporation shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Government Obligations deposited pursuant to Section 13.1 or the principal and interest received in respect thereof, other than any such tax, fee or other charge which by law is for the account of the holders of Outstanding Debentures.

SECTION 13.4        PAYMENT OF MONIES HELD BY PAYING AGENTS.

         In connection with the satisfaction and discharge of this Indenture, all monies or Governmental Obligations then held by any paying agent under the provisions of this Indenture shall, upon demand of the Corporation, be paid to the Trustee and thereupon such paying agent shall be released from all further liability with respect to such monies or Governmental Obligations.

SECTION 13.5        REPAYMENT TO CORPORATION.

         Any monies or Governmental Obligations deposited with any paying agent or the Trustee, or then held by the Corporation in trust, for payment of principal of or interest on the Debentures that are not applied but remain unclaimed by the holders of such Debentures for at least two years after the date upon which the principal of or interest on such Debentures shall have respectively become due and payable, shall be repaid to the Corporation or retained by Corporation, as the case may be, on May 31 of each year and shall be discharged from such trust; and thereupon the paying agent and the Trustee shall be released from all further liability with respect to such monies or Governmental Obligations and the holder of any of the Debentures entitled to receive such payment shall thereafter, as an unsecured general creditor, look only to the Corporation for the payment thereof.

                                 ARTICLE XIV.
                    IMMUNITY OF INCORPORATORS, STOCKHOLDERS,
                             OFFICERS AND DIRECTORS

SECTION 14.1        NO RECOURSE.

         (a) No recourse under or upon any obligation, covenant or agreement of this Indenture, or of the Debentures, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, stockholder, officer or director, past, present or future as such, of the Corporation or of any predecessor or successor corporation, either directly or through the Corporation or any such predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the obligations issued hereunder are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, stockholders, officers or directors as such, of the Corporation or of any predecessor or successor corporation, or any of them, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Debentures or implied therefrom; and that any and all such personal liability of every name and nature, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, stockholder, officer or director as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Debentures or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issuance of such Debentures.

         (b) No recourse under or upon any obligation, covenant or agreement of this Indenture, or of the Debentures, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, stockholder, officer or director, past, present or future as such, of the Trustee or of any predecessor or successor corporation, either directly or through the Trustee or any such predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that the Indenture obligations of the Trustee are solely corporate obligations of the Trustee, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, stockholders, officers or directors as such, of the Trustee or of any predecessor or successor corporation, or any of them, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Debentures or implied therefrom; and that any and all such personal liability of every name and nature, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, stockholder, officer or director as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Debentures or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture by the Trustee.

                                  ARTICLE XV.
                            MISCELLANEOUS PROVISIONS

SECTION 15.1        EFFECT ON SUCCESSORS AND ASSIGNS.

         All the covenants, stipulations, promises and agreements in this Indenture contained by or on behalf of the Corporation shall bind its respective successors and assigns, whether so expressed or not.

SECTION 15.2        ACTIONS BY SUCCESSOR.

         Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Corporation shall and may be done and performed with like force and effect by the corresponding board, committee or officer of any corporation that shall at the time be the lawful sole successor of the Corporation.

SECTION 15.3        SURRENDER OF CORPORATION POWERS.

         The Corporation by instrument in writing executed by appropriate authority of its Board of Directors and delivered to the Trustee may surrender any of the powers reserved to the Corporation, and thereupon such power so surrendered shall terminate both as to the Corporation, as the case may be, and as to any successor corporation.

SECTION 15.4        NOTICES.

         Except as otherwise expressly provided herein any notice or demand that by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the holders of Debentures to or on the Corporation may be given or served by being deposited first class postage prepaid in a post-office letter box addressed (until another address is filed in writing by the Corporation with the Trustee), as follows: Appalachian Bancshares, Inc., 829 Industrial Boulevard, Ellijay, Georgia 30540, Attention: Chief Executive Officer. Any notice, election, request or demand by the Corporation or any Debentureholder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or made in writing at the Corporate Trust Office of the Trustee.

SECTION 15.5        GOVERNING LAW.

         This Indenture and each Debenture shall be deemed to be a contract made under the internal laws of the State of Delaware and for all purposes shall be construed in accordance with the laws of said State without regard to conflicts of law principles.

SECTION 15.6        TREATMENT OF DEBENTURES AS DEBT.

         It is intended that the Debentures shall be treated as indebtedness and not as equity for federal income tax purposes. The provisions of this Indenture shall be interpreted to further this intention.

SECTION 15.7        COMPLIANCE CERTIFICATES AND OPINIONS.

         (a) Upon any application, request or demand by the Corporation to the Trustee to take any action under any of the provisions of this Indenture, including but not limited to actions which relate to the authentication and delivery of the Debentures and to the satisfaction and discharge of the Indenture, the Corporation shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent provided for in this Indenture relating to the proposed action (including any covenants compliance with which constitutes a condition precedent) have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with.

         (b) Each certificate or opinion of the Corporation provided for in this Indenture with respect to compliance with a condition or covenant in this Indenture (other than the certificates provided for in Section 6.3(d)) shall include (1) a statement that the Person making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (3) a statement that, in the opinion of such Person, he has made such examination or investigation as, in the opinion of such Person, is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

SECTION 15.8        PAYMENTS ON BUSINESS DAYS.

         In any case where the date of maturity of interest or principal of any Debenture or the date of redemption of any Debenture shall not be a Business Day, then payment of interest or principal may (subject to Section 2.4) be made on the next succeeding Business Day with the same force and effect as if made on the nominal date of maturity or redemption, and no interest shall accrue for the period after such nominal date.

SECTION 15.9        CONFLICT WITH TRUST INDENTURE ACT.

         If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by Sections 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.

SECTION 15.10       COUNTERPARTS.

         This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

SECTION 15.11       SEPARABILITY.

         In case any one or more of the provisions contained in this Indenture or in the Debentures shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Indenture or of the Debentures, but this Indenture and the Debentures shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

SECTION 15.12       ASSIGNMENT.

         The Corporation shall have the right at all times to assign any of its respective rights or obligations under this Indenture to a direct or indirect wholly owned Subsidiary of the Corporation, provided that, in the event of any such assignment, the Corporation shall remain liable for all such obligations. Subject to the foregoing, this Indenture is binding upon and inures to the benefit of the parties hereto and their respective successors and assigns. This Indenture may not otherwise be assigned by the parties hereto.

SECTION 15.13       ACKNOWLEDGMENT OF RIGHTS.

         The Corporation acknowledges that, with respect to any Debentures held by the Trust or a trustee of the Trust, if the Property Trustee fails to enforce its rights under this Indenture as the holder of the Debentures held as the assets of the Trust, any holder of Preferred Securities may institute legal proceedings directly against the Corporation to enforce such Property Trustee's rights under this Indenture without first instituting any legal proceedings against such Property Trustee or any other person or entity. Notwithstanding the foregoing, if an Event of Default has occurred and is continuing and such event is attributable to the failure of the Corporation to pay interest or principal on the Debentures on the date such interest or principal is otherwise payable (or in the case of redemption, on the redemption date), the Corporation acknowledges that a holder of Preferred Securities may directly institute a proceeding for enforcement of payment to such holder of the principal of or interest on the Debentures having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder on or after the respective due date specified in the Debentures.

SECTION 15.14       ADDITIONAL PROVISIONS FOR THE PAYMENT OF EXPENSES.

         In connection with the offering, sale and issuance of the Debentures to the Trust and in connection with the sale of the Trust Securities by the Trust, the Corporation, in its capacity as borrower with respect to the Debentures, and not in limitation of the provisions contained in the "Expense Agreement" (as such term is defined in the Trust Agreement) or the other provisions contained herein, agrees to pay the following:

                  (a) All debts and other obligations (other than with respect to the Preferred Securities) of the Trust and all costs and expenses of the Trust (including costs and expenses relating to the organization of the Trust, the fees and expenses of the Property Trustee and the other costs and expenses relating to the operation of the Trust); and

                  (b) Any and all taxes and all costs and expenses with respect thereto (other than United States withholding taxes) to which the Trust might become subject.

The foregoing obligations of the Corporation are for the benefit of, and shall be enforceable by, any person to whom such debts, obligations, costs, expenses and liabilities are owed (a "Creditor") whether or not such Creditor has received notice thereof. Not in limitation of the provisions of the Expense Agreement, any such Creditor may enforce such obligations of the Corporation directly against the Corporation, and the Corporation irrevocably waives any right or remedy to require that any such Creditor take any action against the Trust or any other person before proceeding against the Corporation. The Corporation also agrees to execute such additional agreements as may be necessary or desirable to give full effect to the foregoing.

                                 ARTICLE XVI.
                          SUBORDINATION OF DEBENTURES

SECTION 16.1        AGREEMENT TO SUBORDINATE.

         The Corporation covenants and agrees, and each holder of Debentures issued hereunder by such holder's acceptance thereof likewise covenants and agrees, that all Debentures shall be issued subject to the provisions of this
Article XVI; and each holder of a Debenture, whether upon original issue or upon transfer or assignment thereof, accepts and agrees to be bound by such provisions. The payment by the Corporation of the principal of and interest on all Debentures issued hereunder shall, to the extent and in the manner hereinafter set forth, be subordinated and junior in right of payment to the prior payment in full of all Senior Debt and Subordinated Debt (collectively, "Senior Indebtedness") to the extent provided herein, whether outstanding at the date of this Indenture or thereafter incurred. No provision of this Article XVI shall prevent the occurrence of any default or Event of Default hereunder.

SECTION 16.2        DEFAULT ON SENIOR DEBT OR SUBORDINATED DEBT.

         In the event and during the continuation of any default by the Corporation in the payment of principal, premium, interest or any other payment due on any Senior Indebtedness of the Corporation, or in the event that the maturity of any Senior Indebtedness of the Corporation has been accelerated because of a default, then, in either case, no payment shall be made by the Corporation with respect to the principal (including redemption payments) of or interest on the Debentures. In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee when such payment is prohibited by the preceding sentence of this Section 16.2, such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Indebtedness may have been issued, as their respective interests may appear, but only to the extent that the holders of the Senior Indebtedness (or their representative or representatives or a trustee) notify the Corporation or the Trustee in writing within 90 days of such payment of the amounts then due and owing on the Senior Indebtedness and only the amounts specified in such notice to the Trustee shall be paid to the holders of Senior Indebtedness.

SECTION 16.3        LIQUIDATION; DISSOLUTION; BANKRUPTCY.

(a) Upon any payment by the Corporation or distribution of assets of the Corporation of any kind or character, whether in cash, property or securities, to creditors upon any liquidation, dissolution or winding-up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of the Corporation, all amounts due upon all Senior Indebtedness of the Corporation shall first be paid in full, or payment thereof provided for in money in accordance with its terms, before any payment is made by the Corporation on account of the principal or interest on the Debentures; and upon any such liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors, marshaling of assets, any payment by the Corporation, or distribution of assets of the Corporation of any kind or character, whether in cash, property or securities, to which the holders of the Debentures or the Trustee would be entitled to receive from the Corporation, except for the provisions of this Article XVI, shall be paid by the Corporation or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the holders of the Debentures or by the Trustee under this Indenture if received by them or it, directly to the holders of Senior Indebtedness of the Corporation (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders, as calculated by the Corporation) or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing such Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay such Senior Indebtedness in full, in money or money's worth, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness, before any payment or distribution is made to the holders of Debentures or to the Trustee.

         (b) In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Corporation of any kind or character, whether in cash, property or securities, prohibited by the foregoing, shall be received by the Trustee before all Senior Indebtedness of the Corporation is paid in full, or provision is made for such payment in money in accordance with its terms, such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered to the holders of such Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing such Senior Indebtedness may have been issued, as their respective interests may appear, as calculated by the Corporation, for application to the payment of all Senior Indebtedness of the Corporation, as the case may be, remaining unpaid to the extent necessary to pay such Senior Indebtedness in full in money in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the benefit of the holders of such Senior Indebtedness.

         (c) For purposes of this Article XVI, the words "cash, property or securities" shall not be deemed to include shares of stock of the Corporation as reorganized or readjusted, or securities of the Corporation or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in this
Article XVI with respect to the Debentures to the payment of all Senior Indebtedness of the Corporation, as the case may be, that may at the time be outstanding, provided that (i) such Senior Indebtedness is assumed by the new corporation, if any, resulting from any such reorganization or readjustment; and (ii) the rights of the holders of such Senior Indebtedness are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of the Corporation with, or the merger of the Corporation into, another corporation or the liquidation or dissolution of the Corporation following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided for in Article XII shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 16.3 if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article XII. Nothing in Section 16.2 or in this Section 16.3 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 9.7.

SECTION 16.4        SUBROGATION.

         (a) Subject to the payment in full of all Senior Indebtedness of the Corporation, the rights of the holders of the Debentures shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments or distributions of cash, property or securities of the Corporation, as the case may be, applicable to such Senior Indebtedness until the principal of and interest on the Debentures shall be paid in full; and for the purposes of such subrogation, no payments or distributions to the holders of such Senior Indebtedness of any cash, property or securities to which the holders of the Debentures or the Trustee would be entitled except for the provisions of this
Article XVI, and no payment over pursuant to the provisions of this Article XVI to or for the benefit of the holders of such Senior Indebtedness by holders of the Debentures or the Trustee, shall, as between the Corporation, its creditors other than holders of Senior Indebtedness of the Corporation, and the holders of the Debentures, be deemed to be a payment by the Corporation to or on account of such Senior Indebtedness. It is understood that the provisions of this Article XVI are and are intended solely for the purposes of defining the relative rights of the holders of the Debentures, on the one hand, and the holders of such Senior Indebtedness on the other hand.

         (b) Nothing contained in this Article XVI or elsewhere in this Indenture or in the Debentures is intended to or shall impair, as between the Corporation, its creditors (other than the holders of Senior Indebtedness of the Corporation), and the holders of the Debentures, the obligation of the Corporation, which is absolute and unconditional, to pay to the holders of the Debentures the principal of and interest on the Debentures as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the holders of the Debentures and creditors of the Corporation, as the case may be, other than the holders of Senior Indebtedness of the Corporation, nor shall anything herein or therein prevent the Trustee or the holder of any Debenture from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article XVI of the holders of such Senior Indebtedness in respect of cash, property or securities of the Corporation, as the case may be, received upon the exercise of any such remedy.

         (c) Upon any payment or distribution of assets of the Corporation referred to in this Article XVI, the Trustee, subject to the provisions of Article IX, and the holders of the Debentures shall be entitled to conclusively rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding-up, liquidation or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidation trustee, agent or other Person making such payment or distribution, delivered to the Trustee or to the holders of the Debentures, for the purposes of ascertaining the Persons entitled to participate in such distribution, the holders of Senior Indebtedness and other indebtedness of the Corporation, as the case may be, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XVI.

SECTION 16.5        TRUSTEE TO EFFECTUATE SUBORDINATION.

         Each holder of Debentures by such holder's acceptance thereof authorizes and directs the Trustee on such holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article XVI and appoints the Trustee such holder's attorney-in-fact for any and all such purposes.

SECTION 16.6        NOTICE BY THE CORPORATION.

         (a) The Corporation shall give prompt written notice to a Responsible Officer of the Trustee of any fact known to the Corporation that would prohibit the making of any payment of monies to or by the Trustee in respect of the Debentures pursuant to the provisions of this Article XVI. Notwithstanding the provisions of this Article XVI or any other provisions of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment of monies to or by the Trustee in respect of the Debentures pursuant to the provisions of this Article XVI, unless and until a Responsible Officer of the Trustee shall have received written notice thereof from the Corporation or a holder or holders of Senior Indebtedness or from any trustee therefor, and before the receipt of any such written notice, the Trustee, subject to the provisions of
Section 9.1, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section 16.6 at least two Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of or interest on any Debenture), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purposes for which they were received, and shall not be affected by any notice to the contrary that may be received by it within two Business Days prior to such date.

         (b) The Trustee, subject to the provisions of Section 9.1, shall be entitled to conclusively rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness of the Corporation (or a trustee on behalf of such holder) to establish that such notice has been given by a holder of such Senior Indebtedness or a trustee on behalf of any such holder or holders. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of such Senior Indebtedness to participate in any payment or distribution pursuant to this Article XVI, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Indebtedness held by such Person, the extent to which such

Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article XVI, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

SECTION 16.7        RIGHTS OF THE TRUSTEE; HOLDERS OF SENIOR INDEBTEDNESS.

         (a) The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article XVI in respect of any Senior Indebtedness at any time held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder. The Trustee's right to compensation and reimbursement of expenses as set forth in Section 9.7 shall not be subject to the subordination provisions of this Article XVI.

         (b) With respect to the holders of Senior Indebtedness of the Corporation, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article XVI, and no implied covenants or obligations with respect to the holders of such Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to have any fiduciary duty to the holders of such Senior Indebtedness and, subject to the provisions of Section 9.1, the Trustee shall not be liable to any holder of such Senior Indebtedness if it shall in good faith mistakenly pay over or deliver to holders of Debentures, the Corporation or any other Person money or assets to which any holder of such Senior Indebtedness shall be entitled by virtue of this Article XVI or otherwise.

SECTION 16.8        SUBORDINATION MAY NOT BE IMPAIRED.

         (a) No right of any present or future holder of any Senior Indebtedness of the Corporation to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Corporation or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Corporation with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof that any such holder may have or otherwise be charged with.

         (b) Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness of the Corporation may, at any time and from time to time, without the consent of or notice to the Trustee or the holders of the Debentures, without incurring responsibility to the holders of the Debentures and without impairing or releasing the subordination provided in this Article XVI or the obligations hereunder of the holders of the Debentures to the holders of such Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, such Senior Indebtedness, or otherwise amend or supplement in any manner such Senior Indebtedness or any instrument evidencing the same or any agreement under which such Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing such Senior Indebtedness; (iii) release any Person liable in any manner for the collection of such Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Corporation and any other Person.

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed all as of the day and year first above written.

                                        APPALACHIAN BANCSHARES, INC.



                                        By:
                                           ------------------------------------
                                        Name:
                                        Title:


                                        WILMINGTON TRUST COMPANY, AS TRUSTEE



                                        By:
                                           ------------------------------------
                                        Name:
                                        Title:

                                   EXHIBIT A
                               FACE OF DEBENTURE

NO. 1                                                               $__________
CUSIP NO.

                          APPALACHIAN BANCSHARES, INC.
             ___% JUNIOR SUBORDINATED DEFERRABLE INTEREST DEBENTURE
                             DUE ________ __, 2030

         THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

         Appalachian Bancshares, Inc., a Georgia corporation (the "Corporation," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Wilmington Trust Company, as Property Trustee for APAB Capital Trust I, or registered assigns, the principal sum of _____________________ dollars ($_________) on _________ __, 2030 (the "Stated Maturity"), and to pay interest on said principal sum from _________ __, 2000, or from the most recent interest payment date (each such date, an "Interest Payment Date") to which interest has been paid or duly provided for, quarterly (subject to deferral as set forth herein) in arrears on March 31, June 30, September 30 and December 31 of each year commencing ______ __, ____, at the rate of ____% per annum until the principal hereof shall have become due and payable, and on any overdue principal and (without duplication) on any overdue installment of interest at the rate of ___% per annum compounded quarterly. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months and for any period of less than a full month, the actual number of days lapsed in such period, based on a thirty day month. In the event that any date on which interest is payable on this Debenture is not a business day, then payment of interest payable on such date shall be made on the next succeeding day that is a business day (and without any interest or other payment in respect of any such delay), except that, if such business day is in the next succeeding calendar year, such payment shall be made on the preceding business day, in each case with the same force and effect as if made on such date. The interest installment so payable, and punctually, paid or duly provided for, on any Interest Payment Date shall, as provided in the Indenture, be paid to the person in whose name this Debenture (or one or more Predecessor Debentures, as defined in said Indenture) is registered at the close of business on the regular record date for such interest installment, which shall be the 15th day of the month preceding the Interest Payment Date unless otherwise provided in the Indenture. Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered holders on such regular record date and may be paid to the Person in whose name this Debenture (or one or more Predecessor Debentures) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered holders of the Debentures not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. The principal of and the interest on this Debenture shall be payable at the office or agency of the Trustee maintained for that purpose in any coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Corporation by check mailed to the registered holder at such address as shall appear in the Debenture Register. Notwithstanding the foregoing, so long as the holder of this Debenture is the Property Trustee, the payment of the principal of and interest on this Debenture shall be made at such place and to such account as may be designated by the Trustee.

         The indebtedness evidenced by this Debenture is, to the extent provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness, and this Debenture is issued subject to the provisions of the Indenture with respect thereto. Each holder of this Debenture, by accepting the same, (a) agrees to and shall be bound by such provisions; (b) authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided; and (c) appoints the Trustee his or her attorney-in-fact for any and all such purposes. Each holder hereof, by his or her acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

         This Debenture shall not be entitled to any benefit under the Indenture hereinafter referred to, be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.

         This Debenture shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be construed in accordance with the laws of Delaware without regard to conflicts of laws principles.

         The provisions of this Debenture are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

         IN WITNESS WHEREOF, the Corporation has caused this instrument to be executed.

                                      APPALACHIAN BANCSHARES, INC.



                                      By:
                                         --------------------------------------
                                      Name:
                                           ------------------------------------
                                      Title:
                                            -----------------------------------


Attest:



By:
   ----------------------------------
Name:
     --------------------------------
Title:
      -------------------------------


                         CERTIFICATE OF AUTHENTICATION

         This is one of the Debentures described in the within-mentioned Indenture.

Dated:


WILMINGTON TRUST COMPANY, not in
 its individual capacity but solely as Trustee   or Authentication Agent


By:                                              By:
   -----------------------------------------        ---------------------------
     Authorized Signatory

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Security certificate to:

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
        (Insert assignees social security or tax identification number)

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                   (Insert address and zip code of assignee)

and irrevocably appoints

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                      agent to transfer this Security certificate on the books
----------------------
of the Corporation. The agent may substitute another to act for him or her.


Date:
     ---------------------------
Signature:                               (Sign exactly as your  name appears on
          -------------------------------
the other side of this Security)
Signature Guarantee:
                    ----------------------------------


----------------

         Signature must be guaranteed by an "eligible guarantor institution" that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities and Exchange Act of 1934, as amended.

                              REVERSE OF DEBENTURE
            ____% JUNIOR SUBORDINATED DEFERRABLE INTEREST DEBENTURE

                                  (CONTINUED)

         This Debenture is one of the subordinated debentures of the Corporation (herein sometimes referred to as the "Debentures"), specified in the Indenture, all issued or to be issued under and pursuant to an Indenture dated as of ________ __, 2000 (the "Indenture") duly executed and delivered between the Corporation and Wilmington Trust Company, as Trustee (the "Trustee"), to which Indenture reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Corporation and the holders of the Debentures. The Debentures are limited in aggregate principal amount as specified in the Indenture.

         The Corporation has the right to redeem this Debenture at the option of the Corporation, without premium or penalty (i) at any time on or after _______ __, 2005 in whole or in part, or (ii) at any time in certain circumstances in whole (but not in part) upon the occurrence of a Special Event, in each case at a Redemption Price equal to 100% of the principal amount plus any accrued but unpaid interest, to the date of such redemption (the "Redemption Price"). The Redemption Price shall be paid prior to 12:00 noon, Eastern Standard Time, on the date of such redemption or at such earlier time as the Corporation determines, provided that the Corporation shall deposit the Redemption Price with the Trustee prior to 10:00 a.m. on the redemption date. Any redemption pursuant to this paragraph shall be made upon not less than 30 days nor more than 60 days notice, at the Redemption Price. If the Debentures are only partially redeemed by the Corporation, the Debentures shall be redeemed pro rata or by lot or by any other fair and appropriate method utilized by the Trustee.

         In the event of redemption of this Debenture in part only, a new Debenture or Debentures for the unredeemed portion hereof shall be issued in the name of the holder hereof upon the cancellation hereof.

         In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Debentures may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

         The Indenture contains provisions permitting the Corporation and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Debentures at the time Outstanding, as defined in the Indenture, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the holders of the Debentures; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of the Debentures except as provided in the Indenture, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon (except for deferrals of interest as described below), without the consent of the holder of each Debenture so affected; or (ii) reduce the aforesaid percentage of Debentures, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of each Debenture then outstanding and affected thereby. The Indenture also contains provisions permitting the holders of a majority in aggregate principal amount of the Debentures at the time Outstanding, on behalf of all of the holders of the Debentures, to waive any past default in the performance of any of the covenants contained in the Indenture, or established pursuant to the Indenture, and its consequences, except a default in the payment of the principal of or interest on any of the Debentures. Any such consent or waiver by the registered holder of this Debenture (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Debenture and of any Debenture issued in exchange therefor or in place thereof (whether by registration of transfer or otherwise or whether any notation of such consent or waiver is made upon this Debenture).

         No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay the principal and interest on this Debenture at the time and place and at the rate and in the money herein prescribed.

         So long as no Event of Default has occurred and is continuing, the Corporation shall have the right at any time during the term of the Debentures and from time to time to extend the interest payment period of such Debentures for up to 20 consecutive quarters (each, an "Extended Interest Payment Period"), at the end of which period the Corporation shall pay all interest then accrued and unpaid (together with interest thereon at the rate specified for the Debentures to the extent that payment of such interest is enforceable under applicable law). Before the termination of any such Extended Interest Payment Period, the Corporation may further extend such Extended Interest Payment Period, provided that such Extended Interest Payment Period together with all such further extensions thereof shall not exceed 20 consecutive quarters and no Extended Interest Payment Period shall extend beyond the Stated Maturity. At the termination of any such Extended Interest Payment Period and upon the payment of all accrued and unpaid interest and any additional amounts then due, the Corporation may commence a new Extended Interest Payment Period.

         As provided in the Indenture and subject to certain limitations therein set forth, this Debenture is transferable by the registered holder hereof on the Debenture Register of the Corporation, upon surrender of this Debenture for registration of transfer at the office or agency of the Trustee accompanied by a written instrument or instruments of transfer in form satisfactory to the Corporation or the Trustee duly executed by the registered holder hereof or his attorney duly authorized in writing, and thereupon one or more new Debentures of authorized denominations and for the same aggregate principal amount shall be issued to the designated transferee or transferees. No service charge shall be made for any such transfer, but the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

         Prior to due presentment for registration of transfer of this Debenture, the Corporation, the Trustee, any paying agent and the Debenture Registrar may deem and treat the registered holder hereof as the absolute owner hereof (whether or not this Debenture shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Debenture Registrar) for the purpose of receiving payment of or on account of the principal hereof and interest due hereon and for all other purposes, and neither the Corporation nor the Trustee nor any paying agent nor any Debenture Registrar shall be affected by any notice to the contrary.

         No recourse shall be had for the payment of the principal of or the interest on this Debenture, or for any claim based hereon, or otherwise in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Corporation or any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

         The Debentures are issuable only in registered form without coupons in denominations of $10 and any integral multiple thereof.

         All terms used in this Debenture that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         The Note is unsecured by any collateral, including the assets of the Corporation or any of its subsidiaries or other affiliates.



                                       2